Filed Pursuant to Rule 424(b)(3)
Registration No. 333-143141

The information in this prospectus supplement and accompanying prospectus is not complete and may be changed. We are not using this preliminary prospectus supplement and accompanying prospectus to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

Subject to completion, dated May 22, 2007

Preliminary Prospectus Supplement

(To Prospectus dated May 22, 2007)

Broadridge Financial Solutions, Inc.

$

        % Senior Notes due

Interest payable on          and

Issue Price:

Broadridge Financial Solutions, Inc. is offering $             aggregate principal amount of its         % Senior Notes due                     (the “notes”). The notes will bear interest of a rate of         % per annum and will mature on         .

Interest on the notes will be payable semiannually on                      and                      of each year and will accrue from                     , 2007. Broadridge Financial Solutions, Inc. may redeem the notes in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement on page S-35. Upon the occurrence of a “change of control repurchase event”, Broadridge Financial Solutions, Inc. will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The notes will be senior unsecured obligations of Broadridge Financial Solutions, Inc. and will rank equally with its other senior unsecured indebtedness. The notes will not be guaranteed by any of our subsidiaries. The notes are being offered globally for sale in jurisdictions where it is lawful to make such offers and sales. The notes are not and will not be listed on any securities exchange.

See “ Risk Factors” beginning on page S-9 for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discounts		Proceeds to Us
Per Note		%		%		%
Total	$		$		$

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

We expect that delivery of the notes will be made to investors in registered book-entry form only through the facilities of The Depository Trust Company (“DTC”), Clearstream Banking, society anonyme (“Clearstream Luxembourg”), and Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), on or about                     , 2007.

Joint Book-Running Managers

Citi	JPMorgan

May     , 2007

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any state where the offer or sale is not permitted. You should assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstances imply that the information in this prospectus supplement is correct as of any date subsequent to the date on the cover of this prospectus supplement or that the information contained in the accompanying prospectus is correct as of any date subsequent to the date on the cover of the accompanying prospectus.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the captions “Where You Can Find More Information” and “Incorporation by Reference.”

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or of any sale of our debt securities.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supercedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

References in this prospectus supplement to “Broadridge,” “our company, “we,” “us” and “our” are to Broadridge Financial Solutions, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional relevant information about us in the registration statement, including the attached exhibits. Any statements made in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the legal document. This information may be inspected and copied at, or obtained at prescribed rates from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, the SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above.

We maintain an Internet site at www.broadridge.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus supplement, the prospectus or the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus (except for any information included in such documents under Item 2.02 and Item 7.01 pursuant to Regulation FD, which shall not be deemed “filed” for any purpose):

•	our registration statement on Form 10 filed on December 19, 2006, as amended (the “Form 10”);

•	our current reports on Form 8-K filed on March 21, 2007 (except for any information included herein under Item 7.01), April 2, 2007 and April 13, 2007; and

•	our quarterly report on Form 10-Q filed on May 15, 2007.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus until the registration statement of which this prospectus supplement and the accompanying prospectus is a part ceases to be effective shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on our website (http://www.broadridge.com) is not incorporated into this prospectus supplement and the accompanying prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address: Broadridge Financial Solutions, Inc., 2 Journal Square Plaza, Jersey City, NJ 07306, Attention: Investor Relations (telephone: 201-714-3000).

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

We have made various forward-looking statements in this prospectus supplement and the documents incorporated in this prospectus supplement by reference. Examples of such forward-looking statements include:

•	statements of our plans, intentions, expectations, objectives or goals, including those relating to the establishment of our new brand, our strategy and our competitive environment;

•	statements estimating the expected costs and other effects of being a recently formed separate public company;

•	statements about our future economic performance, the performance of financial markets, interest rate variations and economic and political conditions; and

•	statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Such factors, some of which are discussed under “Risk Factors” in this prospectus supplement, include, but are not limited to:

•	risks relating to our business;

•	changes in the regulatory environment;

•	risks relating to the financial services industry;

•	our cost structure and capital structure as a stand-alone company, including our ratings and indebtedness;

•	our ability to establish our new brand; and

•	the impact of our recent separation from Automatic Data Processing, Inc. (“ADP”), our former parent company, on clients, employees and other aspects of our business.

We caution you that the foregoing list of factors is not exhaustive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

OFFERING SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the captions “Where You Can Find More Information” and “Incorporation by Reference” in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in the accompanying prospectus.

Unless otherwise indicated, use in this prospectus supplement of the terms:

•

“Broadridge,” “we,” “us,” “our” and “our company “ refer to Broadridge Financial Solutions, Inc., a Delaware corporation which was formed on March 29, 2007 (formerly Broadridge Financial Solution, LLC, which was formerly the Brokerage Services Business of ADP), and, unless the context otherwise requires, its consolidated subsidiaries;

•

“ADP” refers to Automatic Data Processing, Inc., a Delaware corporation, and, unless the context otherwise requires, its consolidated subsidiaries, including, prior to the distribution date of our stock to its stockholders, Broadridge and the businesses comprising it;

•	“fiscal year” refers to a twelve month period ended June 30; and

•	“Issuer” refers to Broadridge Financial Solutions, Inc. and not any of its subsidiaries.

Our Company

We are a leading global provider of technology-based outsourcing solutions to the financial services industry. Our integrated systems and services include investor communication solutions, securities processing solutions, and clearing and outsourcing solutions. With more than four decades of experience, we provide financial services firms with advanced, dependable, scalable and cost-effective integrated systems.

We serve a large and diverse client base in the financial services industry including retail and institutional brokerage firms, global banks, mutual funds, annuity companies, institutional investors, specialty trading firms and clearing firms. We also provide services to corporate issuers.

We deliver a broad range of solutions that help our clients better serve their retail and institutional customers across the entire investment lifecycle, including pre-trade, trade and post-trade processing. Our systems enable our clients to process securities transactions in more than 50 countries. In fiscal 2006, we:

•

processed over one billion investor communications, in either paper or electronic form as requested by the investor, including proxy materials, investor account statements, trade confirmations, tax statements, and pre-sale and post-sale prospectuses;

•

provided components of our securities processing solutions to seven of the top 10 U.S. broker-dealers, as ranked by the Securities Industry and Financial Markets Association, a securities industry association; and

•	served over 90 correspondents through our securities clearing services.

We generated $1.9 billion in total revenues and $180.5 million in net earnings from continuing operations in fiscal 2006, and we generated $1.4 billion in total revenues and $98.4 million in net earnings from continuing operations for the nine months ended March 31, 2007.

Our headquarters are located at 2 Journal Square Plaza, Jersey City, New Jersey 07306, and our telephone number is (201) 714-3000. We anticipate that, commencing in August 2007, our headquarters will be located at 1981 Marcus Avenue, Lake Success, New York 11042.

Our Business

Overview

We are a leading global provider of investor communication solutions, securities processing solutions, and clearing and outsourcing solutions to the financial services industry. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. Our operations are classified into three business segments:

Investor Communication Solutions.    A large portion of our Investor Communication Solutions business involves the processing and distribution of proxy materials to investors in equity securities and mutual funds, as well as the facilitation of related vote processing. ProxyEdge®, our innovative electronic proxy delivery and voting solution for institutional investors, helps ensure the participation of many companies’ largest stockholders. We provide regulatory reporting, tax reporting and corporate actions/reorganization processing solutions that help our clients meet their regulatory compliance needs. We also provide financial information distribution and transaction reporting services to both financial institutions and securities issuers. These services include the processing and distribution of account statements and trade confirmations, traditional and personalized document fulfillment and content management services, and imaging, archival and workflow solutions that enable and enhance our clients’ communications with investors. All of these services are delivered through physical and electronic means.

Securities Processing Solutions.    We offer a suite of advanced, computerized, real-time transaction processing services that automate the securities transaction lifecycle, from desktop productivity tools and portfolio management to order capture and execution, trade confirmation, settlement and accounting. Our services help financial institutions efficiently and cost-effectively consolidate their books and records, focus on their core businesses and manage risk. With multi-currency capabilities, our Global Processing Solution supports real-time global trading of equity, option, mutual fund and fixed income securities in established and emerging markets.

Clearing and Outsourcing Solutions.    Securities clearing and settlement describes the process of matching, recording and processing transaction instructions and then exchanging payment between counterparties. Our securities clearing services enable clients to utilize our broker-dealer business to finance inventory and margin balances. Our operations outsourcing solutions allow brokers of all sizes to outsource the administrative functions of trade processing to us, from order entry to trade matching and settlement, while maintaining their ability to finance and capitalize their business.

Our Integrated Solutions

We believe the breadth of our value-added solutions and services is unique. Our U.S. clients can choose from three levels of trade processing services, all of which utilize the same technology platform. This allows our clients to migrate across these services as they grow or their business needs change without having to undergo the cost and risk of changing their underlying back-office systems. Our three-tier service offering is as follows:

•	financial institutions that choose to run their own clearing operations can utilize our securities transaction processing systems on a hosted, application service provider (“ASP”) basis;

•

financial institutions that choose to take advantage of the scale and resources of a large securities clearing firm can receive our securities processing and securities clearing, settlement and financing services on an integrated, outsourced basis as our correspondents; and

•

financial institutions that believe the best way to optimize their business is to outsource their staff, systems and securities processing functions while retaining customer credit and financing activities can utilize our operations outsourcing services.

In addition, our clients can integrate our securities processing and clearing services with our other services including: (i) the processing of trade confirmations and account statements, delivered traditionally or electronically; (ii) pre-sale and post-sale equity and mutual fund prospectus processing; and (iii) automated workflow tools that help our clients streamline their securities processing and operations activities. Our core systems for processing equity, option and mutual fund transactions in the U.S. markets can also be combined with our specialized systems for trading in fixed income and international securities. These specialized securities processing services are fully integrated with our correspondent clearing and operations outsourcing services.

Market Opportunity

We believe there is a significant opportunity for outsourcing solutions to the financial services industry based upon our perceived long-term market trends.

•

Increasing investor activity.    Increased securities ownership and trading activity will continue to drive strong demand for overall financial services and securities processing and investor communication solutions.

•

Increasing globalization of securities markets.    Increased cross-border ownership and trading add complexity to securities processing execution, thereby providing an opportunity for solutions providers.

•

Increasing regulatory-driven activity.    The financial services industry has been subject to heightened regulatory oversight and corporate governance requirements in recent years. This increasing activity adds to the compliance requirements of financial institutions and their customers, while also driving the need for enhanced communications between companies and their investors including via interactive data technologies such as XBRL.

•

Increasing acceptance of outsourcing.    As financial institutions become subject to greater competition, they have increasingly looked to outsourcing solutions providers to enable efficiency enhancements.

Our Competitive Strengths

We enjoy a strong position in the markets in which we participate as a result of the following unique strengths that differentiate us from our competitors:

•

Strong heritage with established position serving the financial services industry.    Over our long history, previously as the Brokerage Services Business of ADP and now as an independent public company, we have established ourselves as a leading provider of technology-based outsourcing solutions to the financial services industry. In fiscal 2006, we: (i) processed approximately 70% of all proxy votes in the United States; (ii) distributed over one billion investor communications; (iii) provided components of our securities processing solutions to seven of the top 10 U.S. broker-dealers; and (iv) provided six of the top 10 Fortune Global 500 banks with fixed income trade processing services. We are investing in and building on our heritage and client relationships as we establish ourselves as an independent company.

•	Global products and operations. Our product set and client base are global in reach. We enable our clients to process transactions in more than 50 countries and have client support, sales presence and distributed operations across the globe. With our global presence, we seek to expand our business as more financial institutions outside the United States outsource their information and transaction processing and clearing functions. In addition, we believe the globalization of the financial markets and regulatory efforts to reengineer securities settlement practices on a pan-European basis will create a significant opportunity for our unique global securities processing and operations outsourcing offerings.

•

Longstanding and deep client relationships.    Our relationships with clients representing a majority of our revenues date back on average 10 or more years. Our client relationships are based on exceptionally high levels of client service. These long-term, stable relationships with our clients provide a strong vehicle for the distribution of additional value-added products.

•

Long-term, recurring revenue client contracts.    We typically enter into long-term contracts with clients with revenues based on production volume. Much of our revenues are therefore recurring in nature.

•

Flexible, state-of-the-art processing offerings and innovative products and services.    Our innovative investor communication solutions reduce distribution costs and increase efficiency for our clients. These services include: (i) householding of communications to multiple investors at the same address; (ii) electronic proxy delivery and voting; and (iii) the electronic delivery of various investor communications. In addition, our integrated securities processing platforms support securities trading on a global basis and are offered as hosted ASP or fully outsourced solutions. We also provide our clients with the ability to receive our securities processing and clearing and outsourcing services on either an unbundled or fully integrated basis. Our clients can therefore migrate across these offerings as their businesses change without undergoing the cost and risk of changing their underlying back-office systems.

•

Proven and experienced management team.    We have an experienced, seasoned management team that is substantially the same team that managed our business prior to our separation from ADP. Our Chief Executive Officer has been with us for 18 years. Collectively, members of our senior management team have an average of 17 years with us or ADP and have proven their ability to manage our business.

Our Strategy

We believe we are well-positioned to take advantage of long-term market trends through our state-of-the-art offerings, strong heritage of servicing the financial services industry, and deep client relationships. While short-term market fluctuations may impact year-to-year growth comparisons, our goals are to drive revenue growth and margin expansion over the long run through the following:

•

Drive new sales of existing solutions.    We deliver solutions that automate securities transaction processing and clearing functions for financial institutions, as well as value-added solutions that assist our clients in efficiently and economically meeting their regulatory compliance requirements and investor communication and reporting needs. Many of our clients use our services as modular solutions rather than our full integrated solution set. Therefore, we intend to grow both by selling additional services to our existing clients as well as by selling existing services to new clients.

•

Deliver new products and services.    To address the changing needs of our clients, we continue to offer new products and services through internal development, acquisitions or strategic alliances. We strive to offer new products and services that deliver high value to financial institutions at a lower cost than such financial institutions can provide for themselves or receive from other third parties. In our Investor Communication Solutions business, we recently introduced our Investor Mailbox tool which provides the electronic delivery of investor communications to a centralized location for our clients’ retail customers, a tax information reporting product for the preparation of IRS Form 1099, and our electronic proxy services to Japanese issuers. Other examples include our entry into the securities clearing services market and the development of our operations outsourcing solution for self-clearing firms, an offering which is the first of its kind in the market.

•

Capture the global securities processing, operations outsourcing and securities clearing opportunity.    Financial services firms outside the United States are increasingly following the practice common in the United States of outsourcing their information and transaction processing and securities clearing functions. Furthermore, global financial services firms are looking to integrate their U.S. and international securities processing systems and consolidate their back-office operations on a worldwide basis. We intend to leverage our global offerings to achieve a significant global operations outsourcing and securities clearing presence.

•

Implement operational cost efficiencies.    We intend to implement cost saving initiatives in order to enhance the efficiency of our operations. An example is the outsourcing of many of our data center operations to ADP.

Risk Factors

In the execution of our business strategy, we have faced and will continue to face significant challenges. Our ability to execute our strategy is subject to numerous risks as discussed more fully in the section entitled “Risk Factors” immediately following this summary. These risks include:

•

future consolidation in the financial services industry could adversely affect our revenues by eliminating some of our existing and potential clients and could make us more dependent on a more limited number of clients;

•

the financial services industry has experienced increasing scrutiny by regulatory authorities in recent years, and further changes in legislation or regulations may affect our ability to conduct our business or may reduce our profitability; in addition, regulatory changes that specifically relate to the services we provide, such as investor communication services and outsourcing, could adversely affect us;

•

we have only recently begun to operate as a stand-alone public company since our spin-off from ADP on March 30, 2007, and as a result we need to (i) continue to develop our name recognition and reputation with our clients and employees, (ii) incur the additional costs of being a separate public company, (iii) continue to obtain data center services from ADP and (iv) continue to obtain certain other services from ADP on a transitional basis for up to one year from the spin-off date;

•

our combined historical and pro forma financial information is not necessarily representative of the results that we would have achieved nor our tax indicative of what our future results will be as a stand-alone company because a number of aspects of our operations, including the cost allocations, working capital and financing costs and bargaining power that we experienced as part of ADP, have changed adversely after the spin-off was completed; and

•

our debt load, and related financing expenses, have significantly increased as a result of the $690.0 million of indebtedness we incurred in connection with the spin-off to fund a cash dividend to ADP.

Any of the above risks could adversely affect our financial condition and results of operations. An investment in the notes involves risks that a potential investor should carefully evaluate prior to making an investment in the notes. You should read and consider the information set forth in “Risk Factors” and all other information set forth in this prospectus supplement and the accompanying prospectus.

The Offering

Issuer	Broadridge Financial Solutions, Inc., a Delaware corporation.

Guarantees	None.

Securities	$ in aggregate principal amount of % Senior Notes due .

Denomination	$2,000 initially and multiples of $1,000 thereafter.

Maturity	, 20
Interest

Interest on the notes will accrue at an annual rate of         %. Interest will be paid semi-annually in arrears on                      and                      of each year, commencing                     . Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Ranking

The notes will be unsecured senior obligations of the Issuer and will rank equally with other unsecured and unsubordinated obligations of the Issuer. See “Description of Notes—Ranking” in this prospectus supplement.

Change of Control Repurchase Event

Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” the Issuer will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Optional Redemption

The Issuer may redeem some or all of the notes at any time or from time to time, as a whole or in part, at its option, at the redemption price described in this prospectus supplement. See “Description of Notes—Optional Redemption” in this prospectus supplement.

Certain Covenants

The indenture relating to the notes will, among other things, limit the Issuer’s ability and the ability of certain of the Issuer’s subsidiaries to create or assume liens, enter into sale and leaseback transactions, and the Issuer’s ability to engage in mergers or consolidations and transfer or lease all or substantially all of our assets. See “Description of Notes—Certain Covenants.”

Use of Proceeds	We intend to use the proceeds from this offering to repay existing indebtedness under our interim revolving credit facility. See “Use of Proceeds” in this prospectus supplement.

No Listing	We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes in any dealer quotation system.

Book-Entry

The notes will be delivered in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and/or Euroclear Bank N.V./S.A.

Risk Factors

An investment in the notes involves certain risks that an investor should carefully evaluate prior to making an investment in the notes. You should carefully read the “Risk Factors” section beginning on page S-9 of this prospectus supplement.

Further Issuances

We may create and issue additional notes ranking equally with the notes initially offered in this offering and otherwise similar in certain respects. These additional notes could be part of the same series of the notes initially offered in this offering. There is no limit on the amount of notes that can be issued under the Indenture.

Trustee	U.S. Bank National Association

Paying and Transfer Agent	U.S. Bank National Association

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Summary Combined Financial Data

The following table sets forth summary combined financial information from our unaudited combined financial statements as of and for the nine months ended March 31, 2007 and 2006 and our audited combined financial statements as of and for the years ended June 30, 2006, 2005 and 2004. The unaudited combined financial statements have been prepared on the same basis as our audited combined financial statements, and, in the opinion of our management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth herein. The summary combined financial data presented below should be read in conjunction with our combined financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Selected Combined Financial Data” included in the Company’s Registration Statement on Form 10 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, in each case incorporated by reference in this prospectus supplement.

Our combined financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented, including many changes that have occurred in the operations and capitalization of our company as a result of our separation from ADP. Results of operations for the nine months ended March 31, 2007 are not necessarily indicative of results for the full fiscal year.

	Nine Months Ended March 31,		Twelve Months Ended June 30,
	2007	2006	2006	2005	2004
	(in millions)
Net revenues	$1,364.2	$1,215.2	$1,933.3	$1,717.1	$1,528.8
Cost of net revenues	1,050.9	935.3	1,433.0	1,273.2	1,132.5
Selling, general and administrative expenses	149.2	144.1	195.9	168.5	142.0
Other expenses, net	1.8	1.9	1.7	1.5	0.9

Total expenses	1,201.9	1,081.3	1,630.6	1,443.2	1,275.4

Earnings from continuing operations before income taxes	162.3	133.9	302.7	273.9	250.4
Provision for income taxes	63.9	54.0	122.2	107.5	104.2

Net earnings from continuing operations	$98.4	$79.9	$180.5	$166.4	$146.2

	As of March 31,		As of June 30,
	2007	2006	2006	2005	2004
	(in millions)
Balance Sheet and Other Data
Cash and cash equivalents	$43.2	$86.1	$50.1	$31.6	$23.6
Total current assets	1,613.6	1,588.0	1,405.9	1,682.1	429.6
Property, plant and equipment, net	73.5	76.6	80.7	75.4	66.5
Total assets	2,326.3	2,336.3	2,134.7	2,422.7	1,034.5
Total current liabilities	1,367.6	1,184.1	990.3	1,065.3	211.9
Total liabilities	1,900.8	1,243.2	1,091.5	1,136.2	286.7
Total Stockholders’/Group equity	425.6	1,093.1	1,043.2	1,286.5	747.8

RISK FACTORS

You should carefully consider each of the following risks and all of the other information set forth in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, before making an investment in the notes. Based on the information currently known to us, we believe that the following information identifies the material risk factors affecting our company in each of the noted risk categories: (i) Risks Relating to Our Business; (ii) Risks Relating to Our Clearing and Outsourcing Solutions Business; (iii) Risks Relating to Our Recent Separation From ADP; and (iv) Risks Relating to the Notes. However, additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Relating to Our Business

Future consolidation in the financial services industry could adversely affect our revenues by eliminating some of our existing and potential clients and could make us more dependent on a more limited number of clients.

There has been and continues to be merger, acquisition and consolidation activity in the financial services industry. Mergers or consolidations of financial institutions in the future could reduce the number of our clients and potential clients. If our clients merge with or are acquired by other entities that are not our clients, or that use fewer of our services, they may discontinue or reduce the use of our services. For example, one of our large clients was recently acquired and, as a result, it has notified us that it intends to terminate the Securities Processing Solutions and Clearing and Outsourcing Solutions services that we provide to it as of the end of the current fiscal year. However, we will continue to provide this client, and its acquiror (which was an existing client), with proxy distribution and related services. This client generated $39.7 million of revenues in fiscal 2006 with respect to the services being terminated. The proxy distribution and related services that we will continue to provide to this client and the acquiror generated $32.6 million and $14.4 million of revenue in fiscal 2006 and the nine months ended March 31, 2007, respectively. See “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risks Relating to Our Business,” included in the Form 10 and incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, it is possible that the larger financial institutions resulting from mergers or consolidations could decide to perform in-house some or all of the services that we currently provide or could provide. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

A large percentage of our revenues is derived from a small number of clients in the financial services industry.

In fiscal 2006, we derived approximately 24% of our revenues from five clients. Our largest single client accounted for over 5% of our revenues. While these clients generally work with multiple business segments, the loss of business from any of these clients due to client consolidation or non-renewal of contracts would have an adverse effect on our revenues and results of operations. Moreover, we cannot assure you that we will be able to renew any of our contracts on terms we consider favorable. For example, a client of our Investor Communication Solutions business segment, that was one of our five largest clients in fiscal 2006, has notified us that it will not renew its contract for account statement processing and distribution services with us, which has already expired. However, we will continue to provide this client with proxy distribution and related services. This client generated $44.8 million of revenues in fiscal 2006 with respect to the services being terminated. The proxy distribution and related services that we will continue to provide to this client generated $45.2 million and $28.8 million of revenue in fiscal 2006 and the nine months ended March 31, 2007, respectively. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risks Relating to Our Business,” included in the Form 10 and incorporated by reference in this prospectus supplement and the accompanying prospectus.

The financial services industry has experienced increasing scrutiny by regulatory authorities in recent years, and further changes in legislation or regulations may affect our ability to conduct our business or may reduce our profitability.

The legislative and regulatory environment of the financial services industry has undergone significant change in the past and may undergo further change in the future. The SEC, the National Association of Securities Dealers (the “NASD”), various securities exchanges and other U.S. and foreign governmental, regulatory or self-regulatory authorities continuously review legislative and regulatory initiatives and may adopt new or revised laws and regulations. These legislative and regulatory initiatives may affect the way in which we conduct our business and require us to bring additional activities into a registered broker-dealer and may make our business less profitable. Changes in the interpretation or enforcement of existing laws and regulations by those entities may also adversely affect our business.

Our Investor Communication Solutions business generates a large amount of revenue from the distribution of proxy materials. Prior to recent amendments, SEC rules required affirmative written consent from a stockholder before proxy materials could be delivered electronically to that stockholder. On December 13, 2006, the SEC adopted amendments to its proxy rules that will allow public companies an option to follow a “notice and access” model of proxy material delivery. The new rules go into effect on July 1, 2007 and may not be used prior to that date.

Under the new rules, public companies may furnish proxy materials to stockholders by posting them on an Internet website and providing stockholders with notice of the Internet availability of the proxy materials. The notice will be mailed to stockholders unless they have previously elected to receive proxy materials via electronic delivery. Stockholders may request that paper copies of the proxy materials be mailed to them and may make a permanent election to receive proxy materials by mail or by e-mail with respect to future proxy solicitations conducted by the company or other soliciting persons. When a public company chooses to rely on the notice and access model, brokers, banks and similar intermediaries must prepare and send their own notices to their beneficial stockholder customers. A beneficial stockholder desiring a paper or e-mail copy of the proxy materials must request one from the intermediary.

When it adopted the new rules, the SEC also proposed further rule amendments that would require companies and soliciting persons to furnish proxy materials to stockholders by posting them on an Internet website and providing stockholders with notice of the Internet availability of the proxy materials. Companies and soliciting persons could continue to furnish paper copies of the proxy materials to some or all stockholders at the same time that the notice of Internet availability is sent. In addition, stockholders would be able to continue to request paper copies of proxy materials.

The adopted changes, and the proposed changes, if adopted, will have a significant effect on our business. For those companies that choose the notice and access option, we will continue to mail notices to those stockholders who have not elected to receive proxy materials electronically. Therefore, the volume of items to be mailed will most likely remain unchanged. However, the weight of the packages will be less, resulting in lower revenues per distribution. At the same time, some stockholders may elect to continue to receive paper copies of proxy materials. Certain of these mailings may not receive the benefit of volume discounts, resulting in higher revenues per distribution. We also anticipate deriving additional revenue from the fulfillment services that we expect to provide for individually ordered paper proxy materials and for the establishment of procedures such as toll-free numbers and websites to accommodate the requests of stockholders to receive paper proxy materials for up to one year after the conclusion of the meeting or corporate action to which the materials relate. Additionally, we may derive revenue from new services such as the creation of access notices and the creation and maintenance of a new database of stockholders requesting paper proxy materials. We do not at this time know how many companies will choose the notice and access option, nor do we know how many stockholders will elect to continue to receive paper copies of proxy materials. As a result, we cannot at this time predict the net effect of the SEC’s new electronic access rules on our Investor Communication Solutions business.

In addition, the NYSE has convened a Proxy Working Group to review the NYSE’s rules regarding the participation of its brokerage firm members in the proxy voting process. A report issued by the Working Group in June 2006 recommended that the NYSE amend existing rules that allow brokers to vote in uncontested director elections and the NYSE has proposed an amendment to its rules to this effect. The Working Group also recommended that the NYSE increase investor education regarding the proxy voting process, support efforts to improve the ability of issuers to communicate directly with investors and review our role in the proxy voting process, as well as review the reimbursement of brokers for handling the forwarding of investor materials.

Taken together, the new electronic access rules and the Working Group recommendations could result in dramatic changes to regulations and practices regarding the distribution of proxy materials, proxy voting and stockholder communications. It is unclear how our role in the process will change. Even if we are able to adapt to the changes, our business may nevertheless suffer. Moreover, if additional modifications to the current regulatory regime are enacted that allow for Internet delivery without notice of additional forms of investor communications, our revenues in the Investor Communication Solutions business could be adversely affected.

Also, certain of the securities processing services we provide may be deemed to be mission-critical functions of financial institutions that are regulated by one or more member agencies of the Federal Financial Institutions Examination Council (“FFIEC”). We are therefore subject to examination by the member agencies of the FFIEC. The FFIEC conducts periodic reviews of certain of our operations in order to identify existing or potential risks associated with our operations that could adversely affect the financial institutions to which we provide services, evaluates our risk management systems and controls, and determines our compliance with applicable laws that affect the services we provide to financial institutions. In addition to examining areas such as our management of technology, data integrity, information confidentiality and service availability, the reviews also assess our financial stability. A sufficiently unfavorable review from the FFIEC could result in our clients not being allowed to use our services, which could have a material adverse effect on our business, financial condition and results of operations.

Our revenues may decrease due to declines in trading volume, market prices, liquidity of securities markets or proprietary trading activity.

We generate significant revenues from the transaction processing fees we earn from our investor communication, securities processing, and clearing and outsourcing services (including the interest income from our margin lending activities and interest earned by investing clients’ cash). These revenue sources are substantially dependent on customer trading volumes, market prices and liquidity of securities markets. Over the past several years, the U.S. and foreign securities markets have experienced significant volatility. Sudden sharp or gradual but sustained declines in market values of securities can result in:

•	reduced investor communication activity, including reduced mutual funds communication volumes, reduced mergers and acquisitions activity and reduced proxy activity;

•	reduced trading activity;

•	illiquid markets;

•	declines in the market values of securities carried by our clients and clearing correspondents;

•	the failure of buyers and sellers of securities to fulfill their settlement obligations;

•	reduced margin loan balances of investors; and

•	increases in claims and litigation.

The occurrence of any of these events would likely result in reduced revenues and decreased profitability from our investor communication solutions, securities processing solutions, and clearing and outsourcing solutions activities.

Breaches of our information security policies or safeguards, or those of our outsourced data center services provider, could adversely affect our ability to operate, could result in the personal or account information of our clients’ customers being misappropriated, and may cause us to be held liable or suffer harm to our reputation.

We process and transfer the personal and account information of customers of financial institutions. Our clients are subject to laws and regulations in the United States and other jurisdictions designed to protect the privacy of personal information and to prevent that information from being inappropriately disclosed, and they require that we abide by such laws and regulations in performing our services for them. We have developed and maintain technical and operational safeguards including encryption, authentication technology and transmission of data over private networks in order to effect secure transmissions of confidential information over computer systems and the Internet. In addition, ADP, as our data center services provider, has information security safeguards in place. However, despite those safeguards, it is possible that hackers, employees acting contrary to security policies or others could improperly access our systems or improperly obtain or disclose the personal or account information of our clients’ customers. Any breach of our security policies or safeguards, or those of our outsourced data center services provider, resulting in the unauthorized use or disclosure of the personal or account information of our clients’ customers could limit our ability to provide services, hinder the growth of our business and subject us to litigation, regulatory investigations or inquiries, damage our reputation. In addition, we may incur significant costs to protect against the threat of network or Internet security breaches or to alleviate problems caused by such breaches.

We have combined our primary data center with the data center of ADP from whom we currently purchase a significant portion of our data center services, including disaster recovery capabilities.

In July 2006, we combined our primary data center with ADP’s data center. In connection with our recent separation from ADP, we entered into a multi-year data center outsourcing services agreement with ADP pursuant to which ADP will provide us with data center services consistent with the services provided to us immediately prior to our separation from ADP during the term of the agreement. The services include hosting the mainframe, midrange, open systems and networks. Additionally, systems engineering, network engineering, hardware engineering, network operations, data center operations, application change management and data center disaster recovery services are managed by ADP. As a result, we currently purchase a significant portion of our data center services, including disaster recovery capabilities, from ADP. ADP has not ordinarily provided outsourced data center services. If ADP fails to adequately perform the data center services in the manner necessary to meet our clients’ needs, our business, financial condition and results of operations may be harmed. If our agreement with ADP is terminated for any reason, we may not be able to find an alternative data center services provider in a timely manner or on acceptable financial terms. If we need to build our own information technology infrastructure, we may incur substantial costs and could experience temporary business interruptions. As a result, we may not be able to meet the demands of our clients and, in turn, our business, financial condition and results of operations may be harmed. In addition, technology service failures could have adverse regulatory consequences for our Clearing and Outsourcing Solutions business. Some of these risks are anticipated and covered through service level credits, termination rights and indemnification clauses in our data center outsourcing services agreement with ADP. Nevertheless, we may not be adequately protected against all possible losses through the terms of the agreement.

Any slowdown or failure of our computer or communications systems or those of our outsourced data center services provider could subject us to liability for losses suffered by our clients or their customers.

Our services depend on our ability to store, retrieve, process and manage significant databases, and to receive and process transactions and investor communications through a variety of electronic systems and media. Our systems, those of our outsourced data center services provider, or any other systems with which ours interact could slow down significantly, malfunction or fail for a variety of reasons, including:

•	computer viruses or undetected errors in internal software programs or computer systems;

•	inability to rapidly monitor all system activity;

•	inability to effectively resolve any errors in internal software programs or computer systems once they are detected;

•	heavy stress placed on systems during peak or high-volume times; or

•	power or telecommunications failure, fire, flood or any other natural disaster.

While we monitor system loads and performance and implement system upgrades to handle predicted increases in trading volume and volatility, we cannot assure you that we will be able to accurately predict future volume increases or volatility or that our systems and those of ADP, as our data center services provider, will be able to accommodate these volume increases or volatility without failure or degradation. Moreover, because we have outsourced our data center operations, the operation and performance of the data center involve factors beyond our control. Any significant degradation or failure of our computer systems, communications systems or any other systems in the clearing or trading processes could cause the customers of our clients to suffer delays in the execution of their trades. These delays could cause substantial losses for our clients or their customers and could subject us to claims and losses, including regulatory investigations or litigation claiming fraud or negligence that could damage our reputation, increase our service costs, cause us to lose revenues and/or divert our technical resources.

If the operational systems and infrastructure that we depend on fail to keep pace with our anticipated growth, we may experience operating inefficiencies, client dissatisfaction and lost revenue opportunities.

The growth of our business and expansion of our client base may place a strain on our management and operations. We believe that our current and anticipated future growth will require the implementation of new and enhanced communications and information systems, the training of personnel to operate these systems and the expansion and upgrade of core technologies. While many of our systems are designed to accommodate additional growth without redesign or replacement, we may nevertheless need to make significant investments in additional hardware and software to accommodate growth. In addition, we cannot assure you that we will be able to accurately predict the timing or rate of this growth or expand and upgrade our systems and infrastructure on a timely basis. Because we utilize the systems of our outsourced data center, we will depend on ADP to keep the processing capacity and speed of the data center in line with the growth of our business.

In addition, with respect to our Clearing and Outsourcing Solutions business, the scope of procedures for assuring compliance with applicable rules and regulations has changed as the size and complexity of our business has increased. We have implemented and continue to implement formal compliance procedures to respond to these changes. The future operating results of our Clearing and Outsourcing Solutions business will depend on our ability:

•	to improve our systems for operations, financial controls, and communication and information management;

•	to refine our compliance procedures and enhance our compliance oversight; and

•	to recruit, train, manage and retain our employees.

Our growth has required and will continue to require increased investments in management personnel and systems, financial systems and controls and office facilities. In the absence of continued revenue growth, the costs associated with these investments would cause our operating margins to decline from current levels. We cannot assure you that we will be able to manage or continue to manage our recent or future growth successfully. If we fail to manage our growth, we may experience operating inefficiencies, dissatisfaction among our client base and lost revenue opportunities.

If we are unable to respond to the demands of our existing and new clients, our ability to reach our revenue goals or maintain our profitability could be diminished.

The global securities industry is characterized by increasingly complex infrastructures and products, new and changing business models and rapid technological changes. Our clients’ needs and demands for our products and services evolve with these changes. For example, an increasing number of our clients are from market segments focusing on hedge funds, algorithmic trades and direct access customers who demand increasingly sophisticated products. Our future success will depend, in part, on our ability to respond to our clients’ demands for new services, capabilities and technologies on a timely and cost-effective basis, to adapt to technological advancements and changing standards, and to address our clients’ increasingly sophisticated requirements.

Intense competition could negatively affect our ability to maintain or increase our market share and profitability.

The market for our products and services is rapidly evolving and highly competitive. We compete with a number of firms that provide similar products and services to our market. In addition, we compete with our clients’ in-house capabilities to perform competitive functions. Some of our competitors may possess significantly greater financial, technical, marketing and other resources than we do. Some of our competitors may also offer a wider range of services than we do and may enjoy greater name recognition and more extensive client bases than ours. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to clients and adopt more aggressive pricing policies than we will be able to offer or adopt. There can be no assurances that we will be able to compete effectively with current or future competitors. If we fail to compete effectively, our market share could decrease and our business, financial condition and results of operations could be materially harmed.

We may be unable to attract and retain key personnel.

Our continued success depends on our ability to attract and retain senior management and other qualified personnel to conduct our Investor Communication Solutions, Securities Processing Solutions, and Clearing and Outsourcing Solutions businesses. The market for such specialists is extremely competitive and has grown more so recently due to industry growth. There can be no assurance that we will be successful in our efforts to recruit and retain the required personnel. If we are unable to attract and retain qualified individuals or our recruiting and retention costs increase significantly, our operations and financial results could be materially adversely affected.

Our products and services, and the products and services provided to us by third parties, may infringe upon intellectual property rights of third parties, and any infringement claims could require us to incur substantial costs, distract our management or prevent us from conducting our business.

Although we attempt to avoid infringing upon known proprietary rights of third parties, we are subject to the risk of claims alleging infringement of third-party proprietary rights. If we infringe upon the rights of third parties, we may be unable to obtain licenses to use those rights on commercially reasonable terms. Additionally, third parties that provide us with products and services that are integral to the conduct of our business may be subject to similar allegations, which could prevent them from continuing to provide these products and services to us. In either of these events, we would need to undertake substantial reengineering in order to continue offering our services and we may not succeed in doing so. In addition, any claim of infringement could cause us to incur substantial costs defending the claim, even if the claim is invalid, and could distract our management from our business. Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from conducting our business.

Acquisitions and integrating such acquisitions create certain risks and may affect operating results.

From time to time, we have been, and expect to continue to be, a business acquiror. The acquisition and integration of businesses involve a number of risks. The core risks are in the areas of:

•	valuation: negotiating a fair price for the business based on inherently limited due diligence reviews;

•

integration: managing the complex process of integrating the acquired company’s people, products, technology and other assets so as to realize the projected value of the acquired company and the synergies projected to be realized in connection with the acquisition; and

•	legacy in utilities: protecting against actions, claims, regulatory investigations, losses and other liabilities relating to predecessor business.

Also, the process of integrating these businesses may disrupt our business and divert our resources. These risks may arise for a number of reasons including, for example:

•	finding suitable businesses to acquire at affordable valuations or on other acceptable terms;

•	competition for acquisitions from other potential acquirors;

•	borrowing money from lenders or selling equity or debt securities to the public to finance future acquisitions on terms that may be adverse to us;

•	incurring unforeseen obligations or liabilities in connection with such acquisitions;

•	devoting unanticipated financial and management resources to an acquired business;

•	entering markets where we have minimal prior experience; and

•	experiencing decreases in earnings as a result of non-cash impairment charges.

In addition, international acquisitions often involve additional or increased risks including, for example:

•	geographically separated organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds and organizational cultures;

•	complying with foreign regulatory requirements;

•	enforcing intellectual property rights in some foreign countries; and

•	general economic and political conditions.

General economic and political conditions and broad trends in business and finance that are beyond our control may contribute to reduced levels of activity in the securities markets, which could result in lower revenues from our business operations.

Trading volume, market prices and liquidity are affected by general national and international economic and political conditions and broad trends in business and finance that result in changes in volume and price levels of securities transactions. These factors include:

•	economic, political and market conditions;

•	the availability of short-term and long-term funding and capital;

•	the level and volatility of interest rates;

•	legislative and regulatory changes;

•	currency values and inflation; and

•	national, state and local taxation levels affecting securities transactions.

These factors are beyond our control and may contribute to reduced levels of activity in the securities markets. Our revenue has historically been largely driven by the volume of trading activities of our clients. Our margin lending revenues are also impacted by changes in the trading activities of our correspondents. Accordingly, any significant reduction in activity in the securities markets would likely result in lower revenues from our business operations.

The financial services business is highly dependent on certain market centers that may be targets of terrorism.

Our business is dependent on exchanges and market centers being able to process trades. Terrorist activities in September 2001 caused the U.S. securities markets to close for four days. This impacted our revenue and profitability for that period of time. If future terrorist incidents cause interruption of market activity, our revenues and profits may be impacted negatively again.

Our revenue is subject to seasonal variations because we process and distribute the greatest number of proxy materials and annual reports in our fourth fiscal quarter.

Processing and distributing proxy materials and annual reports to investors in equity securities and mutual funds comprises a large portion of our Investor Communication Solutions business. We process and distribute the greatest number of proxy materials and annual reports during our fourth fiscal quarter. The recurring periodic activity of this business is linked to significant filing deadlines imposed by law on public reporting companies and mutual funds. Historically this has caused our revenue, operating income, net income and cash flows from operating activities to be higher in our fourth fiscal quarter than in any other quarter. The seasonality of our revenue makes it difficult to estimate future operating results based on the results of any specific quarter and could affect an investor’s ability to compare our financial condition and results of operations on a quarter-by-quarter basis.

Risks Relating to Our Clearing and Outsourcing Solutions Business

Our existing clearing correspondents may choose to perform their own securities clearing services as their operations grow.

We market our securities clearing services to our existing correspondent clients on the strength of our ability to process transactions and perform related back-office functions more effectively than these clients could perform these functions themselves. As our correspondent clients’ operations grow, they often consider the option of performing securities clearing functions themselves, in a process referred to in the securities industry as “self-clearing.” As the transaction volume of a broker-dealer grows, the cost of implementing the necessary infrastructure for self-clearing may be eventually offset by the elimination of per-transaction processing fees that would otherwise be paid to a clearing firm. Additionally, performing their own securities clearing services allows self-clearing broker-dealers to retain their customers’ margin balances, free credit balances and securities for use in margin lending activities. If a significant number of clearing correspondents or correspondents representing a significant portion of our business terminate their clearing relationship with us to become self-clearing, this could result in a material adverse effect on our business, financial condition and results of operations.

We have tried to address this potential client loss by offering our operations outsourcing service, which affords firms an ability to remain or become self-clearing without the necessity of maintaining this infrastructure. However, some firms may nevertheless choose to change to self-clearing operations and not outsource their operations to us, which could have a material adverse effect on our business, financial condition and results of operations.

Our securities clearing business may be exposed to risk from our counterparties and third parties.

In the normal course of business, our securities clearing activities involve execution, settlement and financing of various security clearing transactions for a nationwide client base. With these activities, we may be exposed to risk in the event our clients, other broker-dealers, banks, clearing organizations or depositories are unable to fulfill contractual obligations.

Our practice of recording security clearing transactions may expose us to off-balance sheet risk of loss.

We record clients’ security clearing transactions on a settlement date basis, which is generally three business days after trade date. We are therefore exposed to off-balance sheet risk of loss on unsettled transactions in the event clients and other counterparties are unable to fulfill contractual obligations.

Our securities clearing business may be subject to liability under our membership agreements with exchanges and clearinghouses.

We are a member of numerous exchanges and clearinghouses. Under the membership agreements, members are generally required to guarantee the performance of other members. Additionally, if a member becomes unable to satisfy its obligations to the clearinghouse, other members would be required to meet these shortfalls. To mitigate these performance risks, the exchanges and clearinghouses often require members to post collateral. We may be subject to liability under these arrangements in case of default of a member of those exchanges or clearinghouses.

Our securities clearing business’ involvement in options markets subjects us to risks inherent in conducting business in those markets.

We clear options contracts on behalf of our correspondents and their customers. Trading in options contracts is generally more highly leveraged than trading in other types of securities. This additional leverage increases the risk associated with trading in options contracts, which in turn raises the risk that a correspondent or customer may not be able to fully repay its creditors, including us, if it experiences losses in its options contract trading business.

Our clearing and outsourcing services could expose us to legal liability for errors in performing clearing or operations outsourcing services and, in connection with our clearing services, for improper activities of our correspondents.

Any intentional failure or negligence in properly performing our securities clearing or operations outsourcing services, or any mishandling of funds and securities held by us on behalf of our correspondents and their customers could lead to censures, fines or other sanctions by applicable authorities as well as actions in contract or tort brought by parties who are financially harmed by those failures or mishandlings. Any litigation that arises as a result of our securities clearing or operations outsourcing services could harm our reputation and cause us to incur substantial expenses associated with litigation and damage awards that could exceed our liability insurance by unknown but significant amounts.

In the past, clearing firms in the United States have been held liable for failing to take action upon the receipt of customer complaints, failing to know about the suspicious activities of correspondents or their customers under circumstances where they should have known, and even aiding and abetting, or causing, the improper activities of their correspondents. We cannot assure you that our procedures will be sufficient to properly monitor our correspondents under current laws and regulations or that securities industry regulators will not enact more restrictive laws or regulations or change their interpretations of current laws and regulations. If we fail to implement proper procedures or fail to adapt our existing procedures to new or more restrictive regulations, we may be subject to liability that could result in substantial costs to us and distract our management from our business.

Our Clearing and Outsourcing Solutions business is subject to complex regulations, the violation of which could expose us to interruptions in our business and monetary liability from regulators, clients, competitors and others.

Compliance with applicable laws and regulations is time consuming and personnel-intensive. Changes in these laws and regulations may increase materially our direct and indirect compliance and other expenses of doing business. The costs of the compliance requirements we face, and the constraints they impose on our operations, could have a material adverse effect on our business, financial condition and results of operations.

For a further discussion of the regulatory framework in which we operate, see “Business—Regulation,” included in the Form 10 and incorporated by reference in this prospectus supplement and the accompanying prospectus. Legal and regulatory actions are inherent in our businesses and could result in financial losses or harm our businesses.

We may be subject to legal and regulatory actions in the ordinary course of our operations, both domestically and internationally. Legal and regulatory actions include proceedings relating to aspects of our businesses and operations that are specific to us and proceedings that are typical of the industries and businesses in which we operate. Substantial legal liability from legal or regulatory actions could have a material financial effect or cause significant reputational harm, which in turn could seriously harm our business prospects.

All aspects of our Clearing and Outsourcing Solutions business are subject to extensive government regulation which may subject us to disciplinary or other action by regulatory organizations.

The securities industry in the United States is subject to extensive regulation under both federal and state laws. In addition to these laws, our clearing and outsourcing services must comply with rules and regulations of the SEC, the NASD, various stock exchanges, state securities commissions and other regulatory bodies charged with safeguarding the integrity of the securities markets and other financial markets and protecting the interests of investors participating in these markets. Broker-dealers are subject to regulations covering all aspects of the securities business, including:

•	trade practices among broker-dealers;

•	use and safekeeping of investors’ funds and securities;

•	capital structure;

•	margin lending;

•	record keeping;

•	conduct of directors, officers and employees; and

•	supervision of investor accounts.

Our ability to comply with these regulations depends largely on the establishment and maintenance of an effective compliance system as well as our ability to attract and retain qualified compliance personnel. We could be subject to disciplinary or other actions due to claimed non-compliance with these regulations in the future and even for the claimed non-compliance of our correspondents with such regulations. If a claim of non-compliance is made by a regulatory authority, the efforts of our management could be diverted to responding to such claim and we could be subject to a range of possible consequences, including the payment of fines and the suspension of one or more portions of our business. Additionally, some of our securities clearing services contracts include automatic termination provisions which are triggered in the event we are suspended from any of the national exchanges of which we are a member for failure to comply with the rules or regulations thereof.

In addition, because our Clearing and Outsourcing Solutions business is heavily regulated, regulatory approval may be required prior to expansion of our business activities. We may not be able to obtain the necessary regulatory approvals for any desired expansion. Even if approvals are obtained, they may impose restrictions on our business and could require us to incur significant compliance costs or adversely affect the development of business activities in affected markets.

If our securities clearing business does not maintain the capital levels required by regulations, we may be subject to fines, suspension, revocation of registration or expulsion by regulatory authorities.

Our securities clearing business is subject to stringent rules imposed by the SEC, the NASD and various other regulatory agencies which require broker-dealers to maintain specific levels of net capital. Net capital is the net worth of a broker-dealer, less deductions for other types of assets including assets not readily convertible into cash and specified percentages of a broker-dealer’s securities positions. If we fail to maintain the required net capital, we may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD, which, if not cured, could ultimately lead to the liquidation of our Clearing and Outsourcing Solutions business. If the net capital rules are changed or expanded, or if there is an unusually large charge against the net capital of our Clearing and Outsourcing Solutions business, we might be required to limit or discontinue our securities clearing and margin lending operations that require the intensive use of capital. In addition, our ability to withdraw capital from our Clearing and Outsourcing Solutions business could be restricted, which in turn could limit our ability to pay dividends, repay debt at the parent company level and redeem or purchase shares of our outstanding stock, if necessary. A large operating loss or charge against the net capital of our securities clearing business could impede our ability to expand or even maintain our present volume of business.

Procedures and requirements of the USA PATRIOT Act may expose our securities clearing business to significant costs or penalties.

As participants in the financial services industry, our securities clearing business is subject to laws and regulations, including the USA PATRIOT Act of 2001, which require that we know certain information about our securities clearing services clients and monitor transactions for suspicious financial activities. The cost of complying with the USA PATRIOT Act and related laws and regulations is significant. We may face particular difficulties in identifying our international clients, gathering the required information about them and monitoring their activities. We face risks that our policies, procedures, technology and personnel directed toward complying with the USA PATRIOT Act are insufficient and that we could be subject to significant criminal and civil penalties due to noncompliance. Such penalties could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Recent Separation from ADP

Our combined historical and pro forma financial information prior to our recent separation from ADP is not necessarily representative of the results we would have achieved as a stand-alone company and may not be a reliable indicator of our future results.

Our combined historical and pro forma financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus does not reflect the financial condition, results of operations or cash flows we would have achieved as a stand-alone company during the periods prior to our recent separation from ADP or that we may achieve in the future. This is primarily a result of the following factors:

•

our combined historical financial results reflect allocations of corporate expenses from ADP, which allocations may be different than the comparable expenses we would have actually incurred as a stand-alone company;

•	our working capital requirements historically have been satisfied as part of ADP’s corporate-wide cash management policies;

•	our cost of debt and our capitalization is different as a stand-alone company, because our credit rating is lower than ADP’s credit rating;

•

significant changes have occurred and will continue to occur in our cost structure, management, financing and business operations as a result of our separation from ADP, including the potentially significant costs required for us to establish our new brand and operating infrastructure; and

•	our separation from ADP and the creation of our new brand may have an adverse effect on our client and other business relationships.

We have made adjustments based upon available information and assumptions that we believe are reasonable to reflect these factors, among others, in our combined historical and pro forma financial information.

However, our assumptions may prove not to be accurate, and accordingly, the financial information presented in this prospectus supplement and the accompanying prospectus should not be assumed to be indicative of what our financial condition or results of operations actually would have been as a stand-alone company nor to be a reliable indicator of what our financial condition or results of operations actually may be in the future.

For a description of the components of our historical combined financial information and adjustments to our pro forma financial information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Affecting Comparability of Financial Results—Historical ADP Cost Allocations versus Broadridge as a Stand-alone Entity” and our historical combined financial statements included in the Form 10 and incorporated by reference in this prospectus supplement and “Unaudited Consolidated and Combined Financial Statements,” included elsewhere in this prospectus supplement.

We have experienced and will continue to experience increased costs as a result of the separation.

We have had to replicate certain facilities, systems, infrastructure and personnel to which we no longer have access after our separation from ADP. We also have had to make investments to operate without access to ADP’s operational and administrative infrastructure. These initiatives are costly to implement. Due to the scope and complexity of the underlying projects, the amount of total costs cannot be estimated at this time.

ADP performed many important corporate functions for our operations, including information technology support, treasury, accounting, financial reporting, tax administration, human resource administration, procurement and other services. Following the separation, ADP has continued to provide some of these services to us on a short-term, transitional basis, for which we pay ADP fees generally based on the applicable allocable cost of ADP’s services to the Brokerage Services Business prior to the distribution. For more information regarding the transition arrangements, see “Our Relationship with ADP—Agreements with ADP—Transition Services Agreement,” included in the Form 10 and incorporated by reference in this prospectus supplement. As we begin to operate these functions independently, if we do not have our own adequate systems and business functions in place, or are unable to obtain them from other providers, we may not be able to operate our business effectively or at comparable costs, and our profitability may decline.

Prior to the separation, our business benefited from ADP’s purchasing power when procuring goods and services, including office supplies and equipment, travel services, telecommunications, computer software licenses, insurance and benefits. As a stand-alone company, we may be unable to obtain goods and services at comparable prices or on terms as favorable as those obtained prior to the separation, which could decrease our overall profitability.

As part of the separation from ADP, we have incurred debt with external lenders, which subject us to various restrictions and could decrease our profitability.

Shortly prior to the separation, we incurred $690.0 million in debt to fund a dividend to ADP pursuant to new senior, unsecured credit facilities consisting of a term loan facility and a revolving credit facility which provide for aggregate maximum borrowings of $940.0 million and an interim revolving credit facility which provides for aggregate maximum borrowings of $250.0 million. Prior to the separation, we borrowed $440.0 million under the term loan facility and $250.0 million under the interim revolving credit facility and used the proceeds to pay the dividend to ADP. As of March 31, 2007, there continues to be $440 million of indebtedness outstanding under the term loan facility and $250 million outstanding under the interim revolving credit facility. We anticipate making additional borrowings under these credit facilities and using the proceeds for working capital and other general corporate purposes. We anticipate using the proceeds from this offering to repay the indebtedness under the interim credit facility.

The credit facilities described above contain customary restrictions, covenants and events of default. The terms of these financing arrangements and any future indebtedness impose various restrictions and covenants on us that could limit our ability to respond to market conditions, provide for capital investment needs or take advantage of business opportunities. In addition, our financing costs are higher than they were when we were a part of ADP. For a more detailed discussion of these borrowings and our liquidity following the separation and distribution, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—New Credit Facility,” included in the Form 10 and incorporated by reference in this prospectus supplement and the accompanying prospectus. See also “Item 1.01. Entry into a Material Definitive Agreement—New Credit Facilities,” included in the current report on Form 8-K dated April 2, 2007 and incorporated by reference in this prospectus supplement and the accompanying prospectus.

We may not have sufficient capital generation ability to meet our operating and regulatory capital requirements.

As a stand-alone company, we may be required to maintain higher capital ratios than those maintained by ADP to retain our credit ratings. In addition, we will need to cover volatility associated with variations in our operating, risk-based and regulatory capital requirements, including separation costs and contingent exposures such as our indemnification obligation to ADP in connection with the tax allocation agreement we entered into with ADP. See “Business—Regulation,” included in the Form 10 and incorporated by reference in this prospectus supplement and the accompanying prospectus, for more information regarding capital requirements.

Our business, financial position and results of operations could be harmed by adverse rating actions by credit rating agencies.

In connection with the distribution, we incurred long-term debt with an initial investment grade rating. If our initial rating is downgraded, or if ratings agencies indicate that a downgrade may occur, our business, financial position and results of operations could be adversely affected and perceptions of our financial strength could be damaged. This could adversely affect our relationships with our clients. Also, a downgrade could increase our costs of borrowing money, adversely affecting our business, financial position and results of operations.

We have agreed to certain restrictions to preserve the treatment of the distribution as tax-free to ADP and its stockholders, which will reduce our strategic and operating flexibility.

The Internal Revenue Service ruling and opinion confirming the tax-free status of the distribution relied on certain representations and undertakings from us, and the tax-free status of the distribution could be affected if these representations and undertakings are not correct or are violated. If the distribution fails to qualify for tax-free treatment, it will be treated as a taxable dividend to ADP stockholders in an amount equal to the fair market value of our stock issued to ADP stockholders. In that event, ADP would be required to recognize a gain equal to the excess of the sum of the fair market value of our stock on the distribution date and the amount of cash received in the cash distribution over ADP’s tax basis in our stock.

In addition, current tax law generally creates a presumption that the distribution would be taxable to ADP, but not to its stockholders, if we or our stockholders were to engage in a transaction that would result in a 50% or greater change by vote or by value in our stock ownership during the two-year period beginning on the distribution date, unless it is established that the distribution and the transaction are not part of a plan or series of related transactions to effect such a change in ownership. In the case of such a 50% or greater change in our stock ownership, tax imposed on ADP in respect of the distribution would be based on the fair market value of our stock on the distribution date over ADP’s tax basis in our stock.

Under the tax allocation agreement that we entered into with ADP, we are generally prohibited, except in specified circumstances, for specified periods of up to 30 months following the distribution, from

•	issuing, redeeming or being involved in other significant acquisitions of our equity securities;

•	transferring significant amounts of our assets;

•	amending our certificate of incorporation or by-laws;

•	failing to engage in the active conduct of a trade or business; or

•	engaging in certain other actions or transactions that could jeopardize the tax-free status of the distribution.

See “Our Relationship with ADP—Agreements with ADP—Tax Allocation Agreement,” included in the Form 10 and incorporated by reference in this prospectus supplement and the accompanying prospectus.

We have agreed to indemnify ADP for taxes and related losses resulting from certain actions that may cause the distribution to fail to qualify as a tax-free transaction.

Under the tax allocation agreement that we entered into with ADP, we agreed generally to indemnify ADP for taxes and related losses it suffers as a result of the distribution failing to qualify as a tax-free transaction, if the taxes and related losses are attributable to:

•	direct or indirect acquisitions of our stock or assets (regardless of whether we consent to such acquisitions);

•	negotiations, understandings, agreements or arrangements in respect of such acquisitions; or

•	our failure to comply with certain representations and undertakings from us, including the restrictions described in the preceding risk factor.

See “Our Relationship with ADP—Agreements with ADP—Tax Allocation Agreement,” included in the Form 10 and incorporated by reference in this prospectus supplement and the accompanying prospectus. Our indemnity covers both corporate level taxes and related losses imposed on ADP in the event of a 50% or greater change in our stock ownership described in the preceding risk factor, as well as taxes and related losses imposed on both ADP and its stockholders if, due to our representations or undertakings being incorrect or violated, the distribution is determined to be taxable for other reasons.

The indemnification obligation to ADP for taxes due in the event of a 50% or greater change in our stock ownership could be substantial, and it is unlikely that we would have the resources to satisfy it.

The cost of compliance or failure to comply with the Sarbanes-Oxley Act of 2002 may adversely affect our business.

As a new reporting company under the Securities Exchange Act of 1934, or the Exchange Act, we will be subject to certain provisions of the Sarbanes-Oxley Act of 2002, which may result in higher compliance costs and may adversely affect our financial results and our ability to attract and retain qualified members of our Board of Directors or qualified executive officers. The Sarbanes-Oxley Act affects corporate governance, securities disclosure, compliance practices, internal audits, disclosure controls and procedures, and financial reporting and accounting systems. Section 404 of the Sarbanes-Oxley Act, for example, requires companies subject to the reporting requirements of the U.S. securities laws to conduct a comprehensive evaluation of its and its consolidated subsidiaries’ internal controls over financial reporting. We will be required to provide our Section 404 evaluation beginning with our annual report on Form 10-K for the year ended June 30, 2008. The failure to comply with Section 404, when we are required to comply, may result in investors losing confidence in the reliability of our financial statements (which may result in a decrease in the trading price of our common stock), prevent us from providing the required financial information in a timely manner (which could materially and adversely impact our business, our financial condition and the trading price of our common stock), prevent us from otherwise complying with the standards applicable to us as a public company and subject us to adverse regulatory consequences.

Our separation from ADP could adversely affect our ability to attract and retain clients and recruit and retain employees.

As a division of ADP, we previously marketed our products and services using the “ADP” brand name and logo. We believe the association with ADP provided us with preferred status among our clients and employees due to ADP’s:

•	globally-recognized brand, which is associated with quality, customer service, trust, integrity and security;

•	perceived high-quality products and services; and

•	strong capital base and financial strength.

In connection with the separation and distribution, we changed our corporate name and now operate under a new brand name. Without the ADP brand name, we may not be able to maintain or enjoy comparable name recognition or status under our new brand. Our separation from ADP may adversely affect our ability to attract and retain clients, which could result in the termination of our investor communication, securities processing, and clearing and outsourcing client relationships.

The ADP brand and our affiliation with ADP have also been key aspects of our recruitment and retention of our employees. Our separation from ADP could also adversely affect our ability to attract and retain senior management and other key employees.

If we are unable to successfully manage the transition of our business to our new brand, the benefit we offer our clients and employees of having a recognized brand will be reduced, which could have an adverse effect on our revenue and profitability. We cannot predict the effect that our separation from ADP will have on our clients and our employees.

The continued ownership of ADP common stock by our executive officers and some of our directors may create, or may create the appearance of, conflicts of interest.

Because of their current or former positions with ADP, substantially all of our executive officers, including our Executive Chairman, Chief Executive Officer and our Chief Operating Officer, and some of our non-employee directors, own ADP common stock. These holdings in ADP common stock may be significant for some of these persons compared to that person’s total assets. Even though our Board of Directors consists of a majority of directors who are independent from both ADP and our company, and our executive officers who were employees of ADP have ceased to be employees of ADP upon consummation of the distribution, ownership of ADP common stock by our directors and officers after the separation may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for ADP than they do for us.

Risks Relating to the Notes

There is currently no market for the notes, and an active trading market may not develop for the notes.

There is currently no established market for the notes. We do not intend to have the notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, they are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Accordingly, we cannot assure you as to the liquidity of any market for the notes that may develop, your ability to resell any of your notes or the price at which you may be able to resell your notes. If a market for the notes were to develop, the notes could trade at prices that might be lower than their original offering price as a result of many factors, including prevailing interest rates, our financial performance, our credit ratings with major credit rating agencies and the market for similar securities.

We are a holding company, and our only material source of cash is dividends and distributions from our subsidiaries.

The Issuer is a holding company with no material business operations of its own. Its most significant assets are the capital stock of its subsidiaries and it conducts virtually all of its business operations through its subsidiaries. Accordingly, its only material sources of cash are dividends and distributions with respect to its ownership interests in its subsidiaries that are derived from the earnings and cash flow they generate. The Issuer’s ability to pay principal and interest on the notes depends in part on the ability of its subsidiaries to declare and distribute dividends or to advance money to the Issuer. Accordingly, if the Issuer’s and its subsidiaries’ financial condition were to deteriorate, the Issuer may encounter difficulty in meeting its debt obligations. In addition, the Issuer’s Clearing and Outsourcing Solutions business is subject to the SEC’s net capital rule, which specifies minimum net capital requirements for registered broker-dealers and prohibits payments of dividends if such payment would reduce our broker-dealer’s net capital below required levels. The net capital could restrict the Issuers’s ability to withdraw capital from its Clearing and Outsourcing Solutions business which in turn could limit its ability to meet its debt obligations.

As a result of the Issuer’s holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of any of its subsidiaries, all of such subsidiaries’ creditors would be entitled to payment in full out of its assets before the Issuer, as shareholder, would be entitled to any payment.

The notes will be unsecured and rank behind any future secured creditors to the extent of the value of the collateral securing their claims.

Holders of any future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of the Issuer’s unsecured indebtedness that is deemed to be of the same class as the notes. In that event, because the notes will not be secured by any of the Issuer’s assets, it is possible that its remaining assets might be insufficient to satisfy your claims in full. As of March 31, 2007, the Issuer did not have any secured indebtedness.

The notes will be structurally junior to the indebtedness and other liabilities of our subsidiaries.

You will not have any claim as a creditor against our subsidiaries, and all existing and future indebtedness and other liabilities, including trade payables and preferred stock, whether secured or unsecured, of those subsidiaries will be structurally senior to the notes. Furthermore, in the event of any bankruptcy, liquidation or reorganization of any of our subsidiaries, the rights of the holders of notes to participate in the assets of such subsidiary will rank behind the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders (except to the extent we have a claim as a creditor of such subsidiary). As a result, the notes are structurally subordinated to the outstanding indebtedness and other liabilities, including trade payables and preferred stock, of our subsidiaries. As of March 31, 2007, our subsidiaries had approximately $1.21 billion in liabilities and no preferred stock.

In addition, the indenture permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $            , after deducting underwriters’ discounts and the estimated expenses of the offering payable by us. We intend to use the net proceeds from this offering, together with cash on hand, to repay borrowings under our interim revolving credit facility. The proceeds of the interim revolving credit facility, together with other borrowings, were used to pay a cash dividend to ADP prior to the spin-off in an amount equal to $690 million, to pay certain fees and expenses in connection with, among other things, the spin-off and the execution, delivery and performance by Broadridge of the credit agreements in respect of the interim revolving credit facility and five-year credit facilities, and for general corporate purposes. Affiliates of certain of the underwriters in this offering are lenders under our existing credit facilities and will receive a portion of the proceeds from this offering. See “Underwriting” in this prospectus supplement. As of March 31, 2007, the average interest rate on borrowings outstanding under the interim revolving credit facility was LIBOR plus 47 basis points, and the maturity date of the indebtedness under such facility is March 27, 2008.

CAPITALIZATION

The following table shows our unaudited cash and cash equivalents and capitalization as of March 31, 2007:

•	on a historical basis; and

•	on an as adjusted basis to reflect this offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Form 10 and incorporated by reference herein.

	As of March 31, 2007
	Historical	As Adjusted
	($ in thousands)
Cash and cash equivalents	$43,200	$

Indebtedness:
Long-term debt:[1]	440,000		440,000
Notes Offered hereby	—
Short-term debt:[1]	331,000

Total Debt:	771,000		771,000
Total stockholders’ equity	425,500		425,500

Total capitalization	$2,010,700	$

[1]

On March 29, 2007, we entered into $1,190.0 million of unsecured credit facilities, consisting of a $440.0 million five year term loan facility, a $500.0 million five year revolving credit facility and a $250.0 million one year interim revolving credit facility. Historical long-term debt at March 31, 2007 consisted of the term loan facility. Historical short-term debt at March 31, 2007 consisted of borrowings of $250.0 million under our one year interim revolving credit facility, which will be repaid with the proceeds of this offering, and $81.0 million of short-term borrowings under our overnight securities clearing credit facility. At March 31, 2007 there were no amounts outstanding under our five year revolving credit facility.

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The unaudited pro forma consolidated and combined financial statements presented below have been derived from our audited combined financial statements for the year ended June 30, 2006 and from our unaudited combined financial statements for the nine months ended March 31, 2007. The pro forma adjustments and notes to the pro forma consolidated and combined financial statements give effect to the distribution of our common stock by ADP and the other transactions contemplated by the separation and distribution agreement. These unaudited pro forma consolidated and combined financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and the notes to those statements included in the Form 10 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, each of which is incorporated herein by reference.

The unaudited pro forma consolidated and combined statements of income for the year ended June 30, 2006 and for the nine months ended March 31, 2007 have been prepared as though the spin-off had occurred as of July 1, 2005. We converted to a Delaware corporation, Broadridge Financial Solutions, Inc., just prior to the distribution. The unaudited pro forma combined statement of operations presented below gives effect to this conversion as though it occurred as of March 31, 2007. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. In addition, such adjustments are estimates and may not prove to be accurate. The pro forma adjustments include the following items:

•	The issuance by us to ADP of 137.9 million shares of our common stock.

•	The distribution of 137.9 million shares of our common stock to holders of ADP common stock.

•	The incurrence of $690.0 million of combined indebtedness in connection with the spin-off and the payment to ADP of $690.0 million in the form of a cash dividend.

•	Estimated incremental costs associated with operating as a stand-alone company of $30 million for the year ended June 30, 2006 and $22.5 million for the nine months ended March 31, 2007.

•

The elimination of the intercompany trademark royalty fee of $27.3 million for the nine months ended March 31, 2007 and $35 million for the year ended June 30, 2006 currently paid to ADP relating to our usage of the ADP trademark and brand name.

•

The elimination of $55.3 million of revenues and $31.6 million of cost of revenues for the nine months ended March 31, 2007 and $84.5 million of revenues and $47.7 million of cost of revenues for the year ended June 30, 2006 related to two clients of ours who have notified us that they intend to terminate certain of our services.

Our unaudited pro forma consolidated and combined statements of income do not include adjustments for certain other costs of operating as a stand-alone company, including higher information technology, procurement and other expenses related to being a stand-alone company. We do not have a reasonable estimate of these costs at this time.

Our unaudited pro forma consolidated and combined statements of income do not give effect to initial expenses directly attributable to the spin-off because of their non-recurring nature. A significant portion of these non-recurring charges to effect the separation will be incurred by ADP, such as investment banker fees, outside legal and accounting fees relating to the spin-off, costs to separate information systems and temporary consulting costs. We have and will incur separation costs that have a future benefit to our company such as recruiting and relocation expenses associated with hiring key senior management positions new to our company, other employee compensation expenses and temporary labor used to develop ongoing processes. We do not have a reasonable estimate of the non-recurring separation costs that we will incur at this time. We anticipate that substantially all of these costs will be incurred within 12 months of the spin-off.

The pro forma adjustments are based upon available information and assumptions that management believes are reasonable based on our current plans and expectations. However, such adjustments are subject to change. Additionally, this information is forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Special Note About Forward Looking Statements.”

The unaudited pro forma consolidated and combined financial statements are for illustrative purposes only and do not reflect what our financial position and results of operations would have been had the spin-off occurred on the dates indicated and are not necessarily indicative of our future financial position and future results of operations.

Unaudited Pro Forma Consolidated and Combined Statements of Earnings

Year Ended June 30, 2006

	Historical	Pro Forma Adjustments		Pro Forma
	(in millions, except per share amounts)
Revenues:
Services revenues	$1,876.8	$(84.5	)(e)	$1,792.3
Other	72.7	—		72.7

Total revenues	1,949.5	(84.5)		1,865.0
Interest expense from securities operations	16.2	—		16.2

Net revenues	1,933.3	(84.5)		1,848.8

Cost of net revenues	1,433.0	(47.7	)(e)	1,385.3
Selling, general and administrative expenses	195.9	30.0	(c)	190.9
		(35.0	)(d)
Other expenses, net	1.7	42.0	(a)	43.7

	1,630.6	(10.7)		1,619.9

Earnings from continuing operations before income taxes	302.7	(73.8)		228.9
Provision (benefit) for income taxes	122.2	(28.8	)(b)	93.4

Net earnings from continuing operations	180.5	(45.0)		135.5
Loss from discontinued operations, net of benefit for income taxes	(13.8)	—		(13.8)

Net earnings	$166.7	$(45.0)		$121.7

Pro forma earnings per share:
Basic(f)				$0.88
Diluted(f)				$0.87

Pro forma shares outstanding
Basic(f)				137.9
Diluted(f)				139.6

See accompanying notes.

Unaudited Pro Forma Consolidated and Combined Statements of Earnings

Nine Months Ended March 31, 2007

	Historical	Pro Forma Adjustments		Pro Forma
	(in millions, except per share amounts)
Revenues:
Services revenues	$1,320.5	$(55.3	)(e)	$1,265.2
Other	61.9	—		61.9

Total revenues	1,382.4	(55.3)		1,327.1
Interest expense from securities operations	18.2	—		18.2

Net revenues	1,364.2	(55.3)		1,308.9

Cost of net revenues	1,050.9	(31.6	)(e)	1,019.3
Selling, general and administrative expenses	149.2	22.5	(c)	144.4
		(27.3	)(d)
Other expenses, net	1.8	31.5	(a)	33.3

	1,201.9	(4.9)		1,197.0

Earnings from continuing operations before income taxes	162.3	(50.4)		111.9
Provision (benefit) for income taxes	63.9	(19.4	)(b)	44.5

Net earnings	$98.4	$(31.0)		$67.4

Pro forma earnings per share:
Basic(f)				$0.49
Diluted(f)				$0.48

Pro forma shares outstanding
Basic(f)				137.9
Diluted(f)				139.6

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS

(a)

Reflects the adjustment to record interest expense on $690.0 million of combined indebtedness incurred in connection with the spin-off. Pro forma interest expense was calculated based on an assumed average interest rate of 6%. Interest expense also includes amortization on approximately $3.2 million of debt issuance costs that will be amortized on a straight-line basis over the term of the debt. The calculation of interest expense assumes constant debt levels throughout the period; actual interest expense may be higher or lower depending on fluctuations in interest rates and actual credit ratings. A  1/8% change in interest rates would result in a $0.9 million change in annual interest expense.

(b)	Represents the tax effect of pro forma adjustments using the statutory tax rate of 38.5% for the nine months ended March 31, 2007 and 39.0% for the year ended June 30, 2006 for U.S. transactions, which represent the majority of the pro forma adjustments, and the applicable international tax rate for the international portion of the pro forma adjustments.

(c)	Represents the estimated incremental costs associated with operating as a stand-alone company of $22.5 million for the nine months ended March 31, 2007 and $30.0 million for the year ended June 30, 2006. The estimated costs associated with operating as a stand-alone company include costs as follows:

(i)	$10.2 million for the nine months ended March 31, 2007 and $13.5 million for the year ended June 30, 2006 related to staff additions and increases in salaries to replace ADP support, which were calculated based on approved headcounts, expected compensation plans and current market compensation assumptions. These costs include total compensation and benefits for approximately 65 additional staff and the compensation structure related to the establishment of a public company executive level management team;

(ii)	$6.0 million for the nine months ended March 31, 2007 and $8.0 million for the year ended June 30, 2006 related to corporate governance, including insurance costs (approximately $4.0 million annually), audit fees (approximately $1.5 million annually), board of directors compensation and expenses (approximately $1.0 million annually), as well as annual report and proxy printing and filing fees, stock exchange fees, corporate compliance fees and tax advisory fees (approximately $1.5 million annually), which were estimated using ADP historical costs, and adjusted for expected variations as applicable, or from insurance premium cost projections received from our insurance broker based on current market conditions;

(iii)	$2.6 million for the nine months ended March 31, 2007 and $3.5 million for the year ended June 30, 2006 related to the administration of our benefit plans ($2.5 million annually) and payroll functions ($1.0 million annually), which were estimated based upon rates quoted by ADP, who will provide these services for us following the separation;

(iv)	$2.2 million for the nine months ended March 31, 2007 and $3.0 million for the year ended June 30, 2006 related to increased depreciation ($1.2 million annually under the straight-line depreciation method), amortization ($1.0 million annually) and maintenance costs ($0.8 million annually) in connection with information technology infrastructure investments of $6.6 million resulting from the spin-off, which were calculated from a plan approved by management using vendor quotes as a basis; and

(v)	$1.5 million for the nine months ended March 31, 2007 and $2.0 million for the year ended June 30, 2006 related to other corporate costs, including ongoing costs associated with treasury, mergers and acquisitions and corporate security activities and increased depreciation relating to additional property and equipment purchases of $4.0 million in connection with the distribution, which were estimated using ADP’s historical costs and adjusted for expected variations as applicable.

The information provided in the pro forma adjustment described in this footnote is forward-looking information based on our current plans and expectations and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Special Note About Forward Looking Statements.”

(d)	Represents the elimination of $27.3 million for the nine months ended March 31, 2007 and $35.0 million for the year ended June 30, 2006 for the royalty paid by us to ADP for the utilization of the ADP trademark and brand. This expense ceased upon completion of the spin-off.

(e)	Represents the elimination of $55.3 million of revenues and $31.6 million of cost of revenues for the nine months ended March 31, 2007 and $84.5 million of revenues and $47.7 million of cost of revenues for the year ended June 30, 2006 relating to two clients of ours who have notified us that they intend to terminate certain of our services.

(f)	The calculation of pro forma basic earnings per share and shares outstanding is based on the number of shares of ADP common stock outstanding as of March 31, 2007 adjusted for the distribution ratio of one share of our common stock for every four shares of ADP common stock. The calculation of pro forma diluted earnings per share and shares outstanding for the periods presented is based on the number of shares of ADP common stock outstanding as of March 31, 2007 and diluted shares of common stock outstanding as of March 31, 2007 adjusted for the same distribution ratio. This calculation may not be indicative of the dilutive effect that will actually result from the replacement of ADP stock-based awards held by our employees and employees of ADP or the grant of new stock-based awards. The number of dilutive shares of our common stock that will result from ADP stock options, restricted stock awards and restricted stock units held by our employees will not be determined until immediately after the spin-off. However, we currently expect the number of dilutive shares resulting from the replacement of our employees’ ADP stock options, restricted stock awards and restricted stock units could be greater than one dilutive share of our common stock after the spin-off for every four dilutive shares of ADP common stock held prior to the spin-off.

DESCRIPTION OF NOTES

Selected provisions of the notes are summarized below. This summary supplements and, to the extent inconsistent with, replaces the description of the debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. You should read the following information in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus.

The notes will be issued under an indenture between Broadridge Financial Solutions, Inc. (“Broadridge”) and U.S. Bank National Association, as trustee (the “trustee”) as supplemented to reflect certain terms of the notes (the “indenture”). The following summary of provisions of the indenture and the         % Senior Notes due 20     (the “notes”) does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all the information that you may find useful. You should read the indenture and the notes, copies of which are available from Broadridge upon request. The indenture is an exhibit to the registration statement of which the prospectus attached to this prospectus supplement is a part. Capitalized terms used and not defined in this description of notes have the meanings specified in the indenture. References to “Broadridge” or “the Issuer” in this section of this prospectus supplement are, unless the context otherwise indicates, only to Broadridge Financial Solutions, Inc. and not to any of its subsidiaries.

General

The notes will have the following basic terms:

•	the notes will be senior unsecured obligations of Broadridge and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of Broadridge;

•	the notes are obligations exclusively of Broadridge and are not guaranteed by any of its subsidiaries;

•	the notes initially will be limited to $ million aggregate principal amount (subject to the rights of Broadridge to issue additional notes as described under “—Further Issuances” below);

•	the notes will accrue interest at a rate of % per year;

•

interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semiannually in arrears on                      and                      of each year, beginning on                     , 2007;

•	the notes will mature on , 20 unless redeemed or repurchased prior to that date;

•	Broadridge may redeem the notes, in whole or in part, at any time at its option as described under “—Optional Redemption” below;

•

Broadridge may be required to repurchase the notes in whole or in part at the option of the holders in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below;

•	the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the notes will be represented by one or more global notes registered in the name of a nominee of DTC (as defined below), but in certain circumstances may be represented by notes in definitive form (see “—Book-entry; Delivery and Form; Global Notes” below); and

•	the notes will be exchangeable and transferable at the office or agency of Broadridge maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on each note will be paid to the person in whose name that note is registered at the close of business on                      or                     , as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

The notes will not be subject to any sinking fund.

Broadridge may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Broadridge for such purpose (which initially will be the corporate trust office of the trustee located at 100 Wall Street, New York, NY, Suite 1600, 10005). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Broadridge, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Broadridge maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of notes, but Broadridge may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Broadridge is not required to transfer or exchange any note selected for redemption during a period of 15 days before mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by Broadridge that remain unclaimed two years after such payment was due and payable will be repaid to Broadridge, and the holders of such notes will thereafter look solely to Broadridge for payment.

Ranking

The notes will be senior unsecured obligations of Broadridge and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Broadridge. As of March 31, 2007, Broadridge had $690 million of senior unsecured indebtedness outstanding.

The notes will effectively rank junior in right of payment to all existing and future secured indebtedness of Broadridge to the extent of the assets securing such indebtedness, and to all existing and future liabilities of its subsidiaries, including indebtedness and trade payables. As of March 31, 2007, Broadridge did not have any outstanding secured indebtedness.

Broadridge is a holding company with no material assets and derives substantially all of its operating income and cash flow from its subsidiaries. Therefore, Broadridge’s ability to make payments when due to the holders of the notes is dependent upon the receipt of sufficient funds from its subsidiaries. In addition, Broadridge’s Clearing and Outsourcing Solutions business is subject to the SEC’s net capital rule, which specifies minimum net capital requirements for registered broker-dealers and prohibits payments of dividends if such payment would reduce the broker-dealer’s net capital below required levels. The net capital rule could restrict Broadridge’s ability to withdraw capital from its Clearing and Outsourcing Solutions business which in turn could limit its ability to pay make payments when due to holders of the notes. Further, claims of creditors of Broadridge’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Broadridge’s creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Broadridge’s subsidiaries. As of March 31, 2007, Broadridge’s subsidiaries had $1.21 billion of outstanding liabilities and no preferred stock.

Optional Redemption

Broadridge may redeem the notes at its option at any time, either in whole or in part upon at least 30 days, but not more than 60 days, prior notice given by mail to the registered address of each Holder of the notes to be redeemed. If Broadridge elects to redeem the notes, it will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

•	100% of the aggregate principal amount of the notes to be redeemed on the redemption date; or

•	the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments, Broadridge will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus         %.

The following terms are relevant to the determination of the redemption price.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, Broadridge will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means Citigroup Global Markets Inc. or J.P. Morgan Securities Inc., or their respective successors as may be appointed from time to time by Broadridge; provided, however, that if either of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), Broadridge will substitute another primary treasury dealer.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the trustee, of the bid and asked prices for the

Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., and two other primary treasury dealers selected by Broadridge, and each of their respective successors and any other primary treasury dealers selected by Broadridge.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

A partial redemption of the notes may be effected by such method as the trustee may deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

Unless Broadridge defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption. On or before the redemption date, Broadridge will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate.

Purchase of Notes upon a Change of Control Repurchase Event

If a change of control repurchase event occurs, unless Broadridge has exercised its right to redeem the notes as described above, Broadridge will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Broadridge, prior to any change of control, but after the public announcement of the change of control, Broadridge will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Broadridge will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Broadridge will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.

On the repurchase date following a change of control repurchase event, Broadridge will, to the extent lawful:

(1) accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

(2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by Broadridge.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

Broadridge will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Broadridge and such third party purchases all notes properly tendered and not withdrawn under its offer.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Broadridge and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Broadridge and the underwriters. Broadridge has no present intention to engage in a transaction involving a change of control, although it is possible that Broadridge could decide to do so in the future. Subject to the limitations discussed below, Broadridge could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Broadridge or credit ratings of the notes. Restrictions on the ability of Broadridge to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described under “—Certain Covenants—Limitation on Liens”, “—Certain Covenants—Limitation on Sale and Leaseback Transactions” and “—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Broadridge or a highly leveraged or similar transaction involving Broadridge.

Broadridge may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Broadridge may be prohibited from repurchasing the notes under the terms of its future debt instruments.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Broadridge and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Broadridge or one of its subsidiaries; (2) the adoption of a plan relating to Broadridge’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Broadridge or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Broadridge’s voting stock or other voting stock into which Broadridge’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) the first day on which a majority of the members of the board of directors of Broadridge are not continuing directors.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“continuing directors” means, as of any date of determination, any member of the board of directors of Broadridge who (1) was a member of such board of directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Broadridge.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Broadridge, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(e)(2)(vi)(F) under the Exchange Act, selected by Broadridge (as certified by a resolution of the board of directors of Broadridge) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“rating date” means the date which is 90 days prior to the earlier of (i) a change of control or (ii) public notice of the occurrence of a change of control or of the intention by Broadridge to effect a change of control.

“ratings event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after the earlier of, (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Broadridge to effect a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the notes are rated by both rating agencies on the rating date as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by both rating agencies, or (b) in the event the notes (1) are rated investment grade by one rating agency and below investment grade by the other rating agency, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the notes are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories).

Notwithstanding the foregoing, a ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

Broadridge may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes and will vote together as one class on all matters with respect to the notes.

Certain Covenants

The indenture will contain the following principal covenants:

Limitation on Liens

Broadridge will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Broadridge, any Significant Subsidiary or any other person without securing the notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:

•	liens existing on the date of this prospectus supplement;

•

liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

•

liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•

liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, the amount of indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the indebtedness so secured does not exceed the fair market value (as determined by Broadridge’s board of directors) of the assets subject to such liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•	liens on property incurred in permitted sale and leaseback transactions;

•	liens in favor of only Broadridge or one or more subsidiaries granted by Broadridge or a subsidiary to secure any obligations owed to Broadridge or a subsidiary of Broadridge;

•

liens on assets of any subsidiary of Broadridge registered as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5) of the Exchange Act created or otherwise arising in the ordinary course of such subsidiary’s business;

•	liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Broadridge or any Significant Subsidiary in the ordinary course of business;

•	liens in favor of the trustee granted in accordance with the indenture; and

•

liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below, do not exceed the greater of (i) 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien and (ii) $50 million.

Limitation on Sale and Leaseback Transactions

Broadridge will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Broadridge or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Broadridge or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Broadridge or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Liens” above include:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only Broadridge and a subsidiary of Broadridge or only between subsidiaries of Broadridge;

•

leases where the proceeds are at least equal to the fair market value (as determined by Broadridge’s board of directors) of the property and Broadridge applies within 180 days after the sale of an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to the retirement of long-term secured Indebtedness; and

•

leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

    Limitation on Consolidation, Merger and Sale of Assets

Broadridge may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

•

(1) Broadridge is the surviving or continuing corporation or transferee or (2) the successor entity, if other than Broadridge, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of Broadridge’s obligations under the notes and the indenture;

•

immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Broadridge would become subject to any lien which would not be permitted by the asset lien restriction described above without equally and ratably securing the notes, Broadridge or such successor person, as the case may be, will take the steps as are necessary to secure effectively the notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, Broadridge must deliver to the trustee an officers’ certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Broadridge under the indenture and, subject to the terms of the indenture, Broadridge will be released from the obligation to pay principal and interest on the notes and all obligations under the indenture.

Events of Default

Each of the following is an “event of default” under the indenture with respect to the notes:

(1) a failure to pay principal of or premium, if any, on any note when due at its stated maturity date, upon optional redemption or otherwise;

(2) a failure by Broadridge to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “—Purchase of Notes upon a Change of Control Repurchase Event”;

(3) a default in the payment of interest on the notes when due, continued for 30 days;

(4) certain events of bankruptcy, insolvency or reorganization involving Broadridge;

(5) a default in the performance, or breach, of Broadridge’s obligations under the “—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets” covenant described above;

(6) a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (5) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 60 days after a Notice of Default (as defined below) is given to Broadridge; and

(7) (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Broadridge (other than indebtedness of Broadridge owing to any of its subsidiaries) outstanding in an amount in excess of $75 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of Broadridge (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $75 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 7(a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured.

A default under clause (6) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify Broadridge of the default and Broadridge does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Broadridge shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Broadridge is taking or proposes to take with respect thereto.

If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Broadridge) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare, by notice to Broadridge in writing (and to the trustee, if given by the holders of the notes) specifying the event of default, to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Broadridge shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of notes then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the notes if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the notes, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the trustee written notice of a continuing event of default,

(b) the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

(c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, such note on or after the respective due dates expressed in such note.

The indenture requires Broadridge to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Broadridge is required to deliver to the trustee a statement specifying such default or event of default.

Definitions

The indenture contains the following defined terms:

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Broadridge and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Broadridge in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Broadridge) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Broadridge or any direct or indirect subsidiaries of Broadridge, as to which the obligee with respect to such indebtedness or obligation has no recourse to Broadridge or any direct or indirect subsidiary of Broadridge or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act;

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Modification and Waiver

Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes). Broadridge and the trustee may, without the consent of any holders, change the indenture for any of the following purposes:

•	to evidence the succession of another person to Broadridge and the assumption by any such successor of the covenants of Broadridge under the indenture and the notes;

•	to add to the covenants of Broadridge for the benefit of holders of the notes or to surrender any right or power conferred upon Broadridge;

•	to add any additional events of default for the benefit of holders of the notes;

•

to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•	to secure the notes;

•	to add or appoint a successor or separate trustee;

•	to cure any ambiguity, defect or inconsistency;

•

to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of notes, provided that the interests of the holders of the notes are not adversely affected in any material respect;

•	to make any other change that would not adversely affect the holders of the notes;

•

to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 (the “Act”); and

•	to conform the indenture to this Description of Notes.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each outstanding note:

•	make any change to the percentage of principal amount of notes the holders of which must consent to an amendment, modification, supplement or waiver;

•	reduce the rate of or extend the time of payment for interest on any note;

•	reduce the principal amount or extend the stated maturity of any note;

•	reduce the redemption price of any note or add redemption provisions to the notes;

•	make any note payable in money other than that stated in the indenture or the note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the notes; or

•	make any change in the ranking or priority of any note that would adversely affect the holder of such note.

The holders of at least a majority in principal amount of the outstanding notes may waive compliance by Broadridge with certain restrictive provisions of the indenture with respect to the notes. The holders of at least a majority in principal amount of the outstanding notes may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding note.

Defeasance

Broadridge at any time may terminate all its obligations with respect to the notes and the indenture (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. Broadridge at any time may also terminate its obligations with respect to the notes under the covenants described under “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Sale and Leaseback Transactions,” under clause (6) under “—Events of Default” and under the provisions described under “—Purchase of Notes upon a Change of Control Repurchase Event,” which termination is referred to in this prospectus supplement as “covenant defeasance.” Broadridge may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If Broadridge exercises its legal defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default with respect thereto. If Broadridge exercises its covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default specified in clauses (2), (6) and (7) under “—Events of Default” with respect to the covenants described under “—Certain Covenants” and Broadridge will no longer be obligated to make an offer under the “—Purchase of Notes upon a Change of Control Repurchase Event” provision upon the occurrence of a change of control.

The legal defeasance option or the covenant defeasance option with respect to the notes may be exercised only if:

(a) Broadridge irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the notes being defeased to maturity,

(b) no default or event of default with respect to the notes has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit,

(c) in the case of the legal defeasance option, Broadridge delivers to the trustee an opinion of counsel stating that:

(1) Broadridge has received from the IRS a ruling, or

(2) since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred,

(d) in the case of the covenant defeasance option, Broadridge delivers to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(e) Broadridge delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

Discharge

When (i) Broadridge delivers to the trustee all outstanding notes (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding notes have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Broadridge irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon, and if in either case Broadridge pays all other sums related to the notes payable under the indenture by Broadridge, then the indenture shall, subject to certain surviving provisions, cease to be of further effect. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes on demand of Broadridge accompanied by an officers’ certificate and an opinion of counsel of Broadridge.

Same-day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until Broadridge issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Broadridge can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-entry; Delivery and Form; Global Notes

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Broadridge understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

Broadridge expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Broadridge also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Broadridge, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Broadridge expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although Broadridge expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Broadridge, the underwriters, nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated securities may be issued in exchange for beneficial interests in the global notes under certain circumstances, including (i) if an event of default shall have occurred and be continuing with respect to the notes, (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days or (iii) at any time Broadridge determines, in its sole discretion, that the notes or portions thereof issued or issuable in the form of one or more global notes shall no longer be represented by such global note. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Broadridge believes to be reliable, but Broadridge does not take responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, société anonyme, which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Broadridge has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture and has also been appointed by Broadridge to act as registrar, transfer agent and paying agent for the notes.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, administrative pronouncements or practices, and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal tax consequences significantly different from those discussed herein. This discussion is not binding on the U.S. Internal Revenue Service (the “IRS”). No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions discussed herein or that a U.S. court will not sustain such a challenge.

This discussion does not address any U.S. federal alternative minimum tax; U.S. federal estate, gift, or other non-income tax except as expressly provided below; or any state, local, or non-U.S. tax consequences of the acquisition, ownership, or disposition of a note. In addition, this discussion does not address the U.S. federal income tax consequences to beneficial owners of the notes subject to special rules, including, for example, beneficial owners that (i) are banks, financial institutions, or insurance companies, (ii) are regulated investment companies or real estate investment trusts, (iii) are brokers, dealers, or traders in securities or currencies, (iv) are tax-exempt organizations, (v) hold debt securities as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments, (vi) acquire debt securities as compensation for services, (vii) have a functional currency other than the U.S. dollar, (viii) use the mark-to-market method of accounting, or (ix) are U.S. expatriates.

As used in this discussion of certain U.S. federal income tax considerations, a “Holder” means a beneficial owner of a note. A “U.S. Holder” means a Holder that is: (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation or any other entity taxable as a corporation for U.S. federal income tax purposes organized under the laws of the United States, any State thereof and/or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. If a Holder is a partnership or any other entity taxable as a partnership for U.S. federal income tax purposes (a “Partnership”), the U.S. federal income tax consequences to an owner or partner in such Partnership generally will depend on the status of such owner or partner and on the activities of such Partnership. A Holder that is a Partnership and any owners or partners in such Partnership are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, or disposition of a note. As used herein, a “Non-U.S. Holder” means a Holder that is neither a U.S. Holder nor a Partnership.

This discussion assumes that a note will be a capital asset, within the meaning of Section 1221 of the Code, in the hands of a Holder at all relevant times and that the notes were issued without original issue discount.

EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO ITS PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S., OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

Payments of Interest

Stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with a U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Payments on Early Redemptions

In certain circumstances (see “Description of Notes—Optional Redemption”) we may be entitled to redeem the notes before their stated maturity date. In addition, upon the occurrence of a “change of control repurchase event” (see “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event”) we will be required to offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest. Because we believe that there is only a remote chance that such redemption or repurchase will occur, we do not intend to treat such potential redemptions or repurchases as part of or affecting the yield to maturity of any debt security under applicable Treasury regulations. That is, we intend to take the position that the notes are not “contingent payment debt instruments.” In the event that such a contingency occurs, it would affect the amount and timing of the income that a U.S. Holder will recognize. Our determination that these contingencies are remote is binding on a U.S. Holder unless such U.S. Holder discloses a contrary position in the manner required by applicable Treasury regulations. Our determination is not binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder might be required to accrue income on a note at a higher yield and to treat as ordinary income (rather than as capital gain) any income realized on the taxable disposition of a note before the resolution of such contingencies.

Sale, Exchange, or Retirement of Notes

A U.S. Holder generally will recognize gain or loss on the sale, exchange, retirement, or other taxable disposition of a note in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received (other than any amount received in respect of accrued but unpaid interest not previously included in income, which will be taxable as ordinary income), and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be its cost to such U.S. Holder. Gain or loss recognized on the sale, exchange, retirement, or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period in such note exceeds one year. Long-term capital gain is subject to tax at a reduced rate to a non-corporate U.S. Holder (which reduced rate is currently scheduled to expire on January 1, 2011). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex. A Non-U.S. Holder is urged to consult its own tax advisor regarding the application of U.S. federal tax laws, including any information reporting requirements, to its particular circumstances and any tax consequences arising under the laws of any state, local, non-U.S., or other taxing jurisdiction.

U.S. Federal Income Tax

Payments of interest on a note by us or our paying agent to a Non-U.S. Holder generally will not be subject to withholding of U.S. federal income tax if such interest will qualify as “portfolio interest.” Interest on a note paid to a Non-U.S. Holder will qualify as portfolio interest if:

•

for U.S. federal income tax purposes, such Non-U.S. Holder does not own directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	for U.S. federal income tax purposes, such Non-U.S. Holder is not a controlled foreign corporation related directly or indirectly to us through stock ownership;

•

such interest is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (or, if certain income tax treaties apply, such interest is not attributable to a permanent establishment maintained by such Non-U.S. Holder within the United States); and

•	the certification requirement, described below, has been fulfilled with respect to such Non-U.S. Holder of the note.

The certification requirement will be fulfilled if either (i) the Non-U.S. Holder provides to us or our paying agent an IRS Form W-8BEN (or successor form), signed under penalty of perjury, that includes such Non-U.S. Holder’s name, address, and a certification as to its non-U.S. status, or (ii) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the note on behalf of such Non-U.S. Holder, and provides to us or our paying agent a statement, signed under penalty of perjury, in which such organization, bank, or other financial institution certifies that it has received an IRS Form W-8BEN (or successor form) from such Non-U.S. Holder or from another financial institution acting on behalf of such Non-U.S. Holder and provides to us or our paying agent a copy thereof. Other methods might be available to satisfy the certification requirement depending on a Non-U.S. Holder’s particular circumstances.

The gross amount of any payment of interest on a Non-U.S. Holder’s note that does not qualify for the portfolio interest exception will be subject to withholding of U.S. federal income tax at the statutory rate of 30% unless (i) such Non-U.S. Holder provides a properly completed IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding of U.S. federal income tax under an applicable income tax treaty, or (ii) such interest is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment) by such Non-U.S. Holder and such Non-U.S. Holder provides a properly completed IRS Form W-8ECI (or successor form).

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or to withholding of U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement, or other disposition of a note unless (i) such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of such disposition and other applicable conditions are met, or (ii) such gain is effectively connected with the conduct of a U.S. trade or business by such Non-U.S. Holder and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder.

If a Non-U.S. Holder is engaged in a U.S. trade or business and interest on a note or gain realized on the disposition of a note is effectively connected with the conduct of such U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), such Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such interest and gain on a net income basis at graduated rates in the same manner as if such Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, if such Non-U.S. Holder is a non-U.S. corporation, (i) such interest and gain will be included in the non-U.S. corporation’s earnings and profits, and (ii) such non-U.S. corporation may be subject to the branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments, at the statutory rate of 30% unless such rate is reduced or the branch profit tax is eliminated by an applicable tax treaty. Although such effectively connected income will be subject to U.S. federal income tax, and may be subject to the branch profits tax, it generally will not be subject to withholding of U.S. federal income tax if a Non-U.S. Holder provides a properly completed IRS Form W-8ECI (or successor form).

U.S. Federal Estate Tax

A note held or treated as held by an individual who is a non-resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death will not be subject to U.S. federal estate tax, provided that (i) the interest on such note is exempt from withholding of U.S. federal income tax under the portfolio interest exemption discussed above (without regard to the certification requirement), and (ii) interest on such note is not effectively connected with the conduct of a U.S. trade or business by such individual. An individual may be a Non-U.S. Holder but not a non-resident of the U.S. for U.S. federal estate tax purposes. A Non-U.S. Holder that is an individual is urged to consult its own tax advisor regarding the possible application of the U.S. federal estate tax to its particular circumstances, including the effect of any applicable treaty.

Tax Considerations for Each Holder

Information Reporting and Backup Withholding

A Holder may be subject, under certain circumstances, to information reporting and/or backup withholding at the applicable rate (currently 28%) with respect to certain payments of principal of, and interest on, a note, and the proceeds of a disposition of a note before maturity. Backup withholding may apply to a U.S. Holder that (i) fails to furnish its taxpayer identification number (“TIN”), which for an individual is his or her social security number, within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it failed properly to report certain interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that it is a U.S. person, that the TIN provided is correct, and that it has not been notified by the IRS that it is subject to backup withholding. The application for exemption is available by providing a properly completed IRS Form W-9. These requirements generally do not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, certain financial institutions and individual retirement accounts.

We generally must report to the IRS and to a Non-U.S. Holder the amount of interest on the notes paid to such Non-U.S. Holder and the amount of any tax withheld in respect of such interest payments. Copies of information returns that report such interest payments and any withholding of U.S. federal income tax may be made available to tax authorities in a country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty.

If a Non-U.S. Holder provides the applicable IRS Form W-8BEN or other applicable form (together with all appropriate attachments, signed under penalties of perjury, and identifying such Non-U.S. Holder and stating that it is not a U.S. person), and we or our paying agent, as the case may be, has neither actual knowledge nor reason to know that such Non-U.S. Holder is a U.S. person, then such Non-U.S. Holder will not be subject to U.S. backup withholding with respect to payments of principal or interest on the notes made by us or our paying agent. Special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

Backup withholding is not an additional tax. Any amount withheld from a payment to a Holder under the backup withholding rules will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that certain required information is timely furnished to the IRS. All Holders are urged to consult their own tax advisors regarding the application of information reporting and backup withholding in its particular circumstances, the availability of an exemption from backup withholding, and the procedure for obtaining any such available exemption.

The foregoing discussion is for general information only and is not tax advice. Accordingly, you should consult your tax advisor as to the particular tax consequences to you of purchasing, holding and disposing of the notes, including the applicability and effect of any state, local, or non-U.S. tax laws and any tax treaty and any recent or prospective changes in any applicable tax laws or treaties.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. are acting as representatives, have severally agreed to purchase, and Broadridge has agreed to sell to them, severally, the principal amount of notes set forth opposite each underwriter’s name below:

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$
J.P. Morgan Securities Inc.	$

Total	$

The underwriters are offering the notes subject to their acceptance of the notes from Broadridge and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer part of the notes directly to the public at the offering prices described on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer part of the notes to certain dealers at a price that represents a concession not in excess of     % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of     % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.

The following table shows the underwriting discount that Broadridge will pay to the underwriters in connection with this offering:

Paid By Broadridge
Per note		%
Total	$

Broadridge has also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time.

The notes are a new issue of securities and there is currently no established trading market for the notes. Broadridge does not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised Broadridge that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued at any time without notice.

Expenses associated with this offering to be paid by Broadridge, other than underwriting discounts, are estimated to be approximately $450,000.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or investment banking transactions with Broadridge and its affiliates. In addition, certain of the underwriters and their affiliates are lenders under Broadridge’s interim revolving credit facility, for which these underwriters and affiliates have been paid customary fees. Broadridge’s outstanding borrowings under this interim revolving credit facility will be repaid with the net proceeds of the sale of the notes. In addition, certain of the underwriters and their affiliates have committed to become lenders under Broadridge’s five-year credit facility, for which these underwriters or affiliates have been and will be paid customary fees. Certain of the underwriters and their affiliates are customers of Broadridge.

Because more than 10% of the net proceeds of the offering will be paid to affiliates of certain of the underwriters, the offering is being made in compliance with NASD Rule 2710(h).

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Member State, it has not made and will not make an offer of notes to the public in that Member State except that it may, with effect from and including such date, make an offer of notes to the public in that Member State:

•	at any time to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances that do not require the publication by Broadridge of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression Prospectus Directive means Directive 2003/7I/EC and includes any relevant implementing measure in that Member State.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of such Act does not apply to Broadridge, and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York will pass upon certain legal matters relating to the validity of the notes offered in this prospectus supplement for us. Cravath, Swain & Moore LLP will pass upon certain legal matters for the underwriters.

EXPERTS

The combined financial statements and related financial statement schedule, incorporated in this prospectus by reference from Broadridge’s Form-10 as of June 30, 2006 and 2005 and for the years ended June 30, 2006, 2005 and 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and the preparation of the financial statements on a basis other than as if the Company had been operated as an unaffiliated company), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Debt Securities

This prospectus contains a general description of certain material terms of the debt securities which we may offer for sale from time to time. The debt securities may be offered in one or more different series, each of which will have terms and conditions distinct from the terms and conditions of each other series of debt securities offered pursuant to this prospectus. The specific terms and conditions of the debt securities to be offered from time to time, to the extent they are not described in this prospectus or are different than those described in this prospectus, will be contained in one or more supplements to this prospectus, which will be provided when we make an offering of such debt securities. A supplement may also contain other important information concerning Broadridge Financial Solutions, Inc., the debt securities being offered or the offering, including certain U.S. federal income tax consequences and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that supplement and this prospectus. A supplement may also supplement, change or update information contained in this prospectus, and we may supplement, change or update any of the information contained in this prospectus by incorporating information by reference in this prospectus. Read this prospectus and any supplement carefully before you invest.

The securities will be issued by Broadridge Financial Solutions, Inc. See “Description of Debt Securities.”

The common stock of Broadridge Financial Solutions, Inc. is listed on the New York Stock Exchange under the trading symbol “BR.” Unless we state otherwise in a prospectus supplement, we will not list any of the securities described in this prospectus on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2007.

i

ABOUT THIS PROSPECTUS

References in this prospectus to “Broadridge,” “our company,” “we,” “us” and “our” are to Broadridge Financial Solutions, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell debt securities from time to time in one or more series in one or more offerings. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement. The securities sold may be denominated in U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of such securities. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus may be modified or superseded by any statement made by us in a prospectus supplement, and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.”

You should read both this prospectus and any prospectus supplement together with additional information described under the captions “Where You Can Find More Information” and “Incorporation By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Broadridge, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Broadridge since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that supplement and this prospectus.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

We have made various forward-looking statements in this prospectus and the documents incorporated in this prospectus by reference. Examples of such forward-looking statements include:

•	statements of our plans, intentions, expectations, objectives or goals, including those relating to the establishment of our new brand, our strategy and our competitive environment;

•	statements estimating the expected costs and other effects of being a recently formed separate public company;

•	statements about our future economic performance, the performance of financial markets, interest rate variations and economic and political conditions; and

•	statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Such factors, some of which are discussed under “Risk Factors” in this prospectus and will be discussed in prospectus supplements, include, but are not limited to:

•	risks relating to our business;

•	changes in the regulatory environment;

•	risks relating to the financial services industry;

•	our cost structure and capital structure as a stand-alone company, including our ratings and indebtedness;

•	our ability to establish our new brand; and

•	the impact of our recent separation from Automatic Data Processing, Inc. (“ADP”), our former parent company, on clients, employees and other aspects of our business.

We caution you that the foregoing list of factors is not exhaustive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

THE COMPANY

We are a leading global provider of investor communication solutions, securities processing solutions, and clearing and outsourcing solutions to the financial services industry. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. Our operations are classified into three business segments:

Investor Communication Solutions

A large portion of our Investor Communication Solutions business involves the processing and distribution of proxy materials to investors in equity securities and mutual funds, as well as the facilitation of related vote processing. ProxyEdge®, our innovative electronic proxy delivery and voting solution for institutional investors, helps ensure the participation of many companies’ largest stockholders. We provide regulatory reporting, tax reporting and corporate actions/reorganization processing solutions that help our clients meet their regulatory compliance needs. We also provide financial information distribution and transaction reporting services to both financial institutions and securities issuers. These services include the processing and distribution of account statements and trade confirmations, traditional and personalized document fulfillment and content management services, and imaging, archival and workflow solutions that enable and enhance our clients’ communications with investors. All of these services are delivered through physical and electronic means.

Securities Processing Solutions

We offer a suite of advanced, computerized, real-time transaction processing services that automate the securities transaction lifecycle, from desktop productivity tools and portfolio management to order capture and execution, trade confirmation, settlement and accounting. Our services help financial institutions efficiently and cost-effectively consolidate their books and records, focus on their core businesses and manage risk. With multi-currency capabilities, our Global Processing Solution supports real-time global trading of equity, option, mutual fund and fixed income securities in established and emerging markets.

Clearing and Outsourcing Solutions

Securities clearing and settlement describes the process of matching, recording and processing transaction instructions and then exchanging payment between counterparties. Our securities clearing services enable clients to utilize our broker-dealer business to finance inventory and margin balances. Our operations outsourcing solutions allow brokers of all sizes to outsource the administrative functions of trade processing to us, from order entry to trade matching and settlement, while maintaining their ability to finance and capitalize their business.

We have a 44-year history of providing innovative solutions to the financial services industry and publicly held companies. Until recently, we were the Brokerage Services Business and a wholly-owned subsidiary of ADP. On March 30, 2007, ADP completed its spin-off of our company by distributing all of our shares of common stock on a pro rata basis to its stockholders.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our registration statement on Form 10, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt and the financing of possible acquisitions and investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the fiscal years in the five year period ended June 30, 2006 and for the nine months ended March 31, 2007.

	Year Ended					Nine Months Ended
	June 30, 2002	June 30, 2003	June 30, 2004	June 30, 2005	June 30, 2006	March 31, 2007
Ratio of earnings to fixed charges	16.5x	11.5x	13.2x	14.0x	14.2x	15.7x

We have calculated our ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purpose of computing the above ratios of earnings to fixed charges, earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges (excluding capitalized interest) that were charged against income, amortization of capitalized interest and distributions from equity investees. Fixed charges consist of interest expense, capitalized interest and the portion of rental expense (net of rental income from subleased properties) that is considered to be representative of the interest factors in the leases.

DESCRIPTION OF DEBT SECURITIES

References to “Broadridge” in this section of this prospectus are, unless the context otherwise indicates, only to Broadridge Financial Solutions, Inc. and not to any of its subsidiaries.

The debt securities will be direct obligations of Broadridge and will rank equally and ratably in right of payment with other indebtedness of Broadridge that is not subordinated. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, a copy of which has been filed with the registration statement of which this prospectus is a part.

The discussion of the material provisions of the indenture and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the indenture, which provisions of the indenture (including defined terms) are incorporated in this description of debt securities by reference.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The terms of each series of debt securities will be established by or pursuant to a resolution of our managing directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

General

We will set forth in a prospectus supplement, to the extent required, the following terms of the series of debt securities in respect of which the prospectus supplement is delivered:

•	the issue price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued,

•	the title of the series of the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the issue date,

•

whether the debt securities will be issued in the form of definitive debt securities or global debt securities and, if issued in the form of global debt securities, the identity of the depositary for such global debt security or debt securities,

•	the date or dates on which we will pay the principal,

•	the rate or rates at which the debt securities will bear interest or, if applicable, the method used to determine such rate or rates,

•	the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any record date for the interest payable on any interest payment date,

•	the place or places where principal of and any premium and interest on the debt securities of the series will be payable,

•	any optional redemption provisions and any change of control provisions,

•	any events of default in addition to those provided in the indenture,

•	any other specific terms, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required or advisable under applicable laws or regulations, and

•	any covenants relating to us with respect to the debt securities of a particular series if not set forth in the indenture.

The debt securities will be issuable only in fully registered form, without coupons, or in the form of one or more global debt securities. The debt securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, principal of and interest and premium, if any, on the debt securities will be payable at our office or agency maintained for this purpose within New York City, or, at our option, payment of interest on the debt securities may be made by check mailed to the holders of the debt securities at their respective addresses set forth in the register of holders of debt securities. Unless otherwise indicated in the prospectus supplement, the trustee initially will be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.

Unless otherwise indicated in the applicable prospectus supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and interest will not accrue for the intervening period.

Certain Covenants

The indenture governing the terms of the debt securities will contain the following principal covenants:

Limitation on Liens

Broadridge will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Broadridge, any Significant Subsidiary or any other person without securing the debt securities of each series equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:

•	liens existing on the date of the creation of the debt securities of such series;

•

liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

•

liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•

liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, the amount of indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the indebtedness so secured does not exceed the fair market value (as determined by Broadridge’s board of directors) of the assets subject to such liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•	liens on property incurred in permitted sale and leaseback transactions;

•	liens in favor of only Broadridge or one or more subsidiaries granted by Broadridge or a subsidiary to secure any obligations owed to Broadridge or a subsidiary of Broadridge;

•

liens on assets of any subsidiary of Broadridge registered as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5) of the Exchange Act created or otherwise arising in the ordinary course of such subsidiary’s business;

•	liens in favor of the trustee granted in accordance with the indenture; and

•

liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below, do not exceed the greater of (i) 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien and (ii) $50 million.

Limitation on Sale and Leaseback Transactions

Broadridge will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Broadridge or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Broadridge or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Broadridge or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding debt securities of any series) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Liens” above include:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only Broadridge and a subsidiary of Broadridge or only between subsidiaries of Broadridge;

•

leases where the proceeds are at least equal to the fair market value (as determined by Broadridge’s board of directors) of the property and Broadridge applies within 180 days after the sale of an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to the retirement of long-term secured indebtedness; and

•

leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Limitation on Consolidation, Merger and Sale of Assets

Broadridge may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

•

(1) Broadridge is the surviving or continuing corporation or transferee or (2) the successor entity, if other than Broadridge, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of Broadridge’s obligations under the debt securities of all series and the indenture;

•

immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•

if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Broadridge would become subject to any lien which would not be permitted by the asset lien restriction described above without equally and ratably securing the debt securities of each series, Broadridge or such successor person, as the case may be, will take the steps as are necessary to secure effectively the debt securities of such series equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, Broadridge must deliver to the trustee an officers’ certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Broadridge under the indenture and, subject to the terms of the indenture, Broadridge will be released from the obligation to pay principal and interest on the debt securities and all obligations under the indenture.

Events of Default

Each of the following is an “event of default” under the indenture with respect to the debt securities of any series:

(1) a failure to pay principal of or premium, if any, on the debt securities of such series when due at its stated maturity date, upon optional redemption or otherwise;

(2) a default in the payment of interest on the debt securities of such series when due, continued for 30 days;

(3) certain events of bankruptcy, insolvency or reorganization involving Broadridge;

(4) a default in the performance, or breach, of Broadridge’s obligations under the “—Limitation on Consolidation, Merger and Sale of Assets” covenant described above;

(5) a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (4) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 60 days after a Notice of Default (as defined below) is given to Broadridge; and

(6) (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Broadridge (other than indebtedness of Broadridge owing to any of its subsidiaries) outstanding in an amount in excess of $75 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of Broadridge (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $75 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured.

No event of default with respect to a single series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities.

A default under clause (5) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series notify Broadridge of the default and Broadridge does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Broadridge shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Broadridge is taking or proposes to take with respect thereto.

If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Broadridge) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice to Broadridge in writing (and to the trustee, if given by the holders of the debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding debt securities of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Broadridge shall occur, such amount with respect to all the outstanding debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding debt securities of such series. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding debt securities of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding debt securities of such series, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of such series, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)	such holder has previously given to the trustee written notice of a continuing event of default,

(b)	the registered holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

(c)	the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt securities for enforcement of payment of the principal of, and premium, if any, or interest on, such debt securities on or after the respective due dates expressed in such debt securities.

The indenture requires Broadridge to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Broadridge is required to deliver to the trustee a statement specifying such default or event of default.

Definitions

The indenture contains the following defined terms:

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Broadridge and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Broadridge in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Broadridge) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Broadridge or any direct or indirect subsidiaries of Broadridge, as to which the obligee with respect to such indebtedness or obligation has no recourse to Broadridge or any direct or indirect subsidiary of Broadridge or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act;

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Modification and Waiver

Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series). Broadridge and the trustee may, without the consent of any holders, change the indenture for any of the following purposes:

•	to evidence the succession of another person to Broadridge and the assumption by any such successor of the covenants of Broadridge under the indenture and the debt securities;

•	to add to the covenants of Broadridge for the benefit of holders of the debt securities or to surrender any right or power conferred upon Broadridge;

•	to add any additional events of default for the benefit of holders of the debt securities;

•

to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee;

•	to cure any ambiguity, defect or inconsistency;

•

to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the interests of the holders of such debt securities are not adversely affected in any material respect;

•	to make any other change that would not adversely affect the holders of the debt securities of such series;

•

to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 (the “Act”); and

•	to conform the indenture to this Description of Debt Securities.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver;

•	reduce the rate of or extend the time of payment for interest on any debt securities;

•	reduce the principal amount or extend the stated maturity of any debt securities;

•	reduce the redemption price of any note or add redemption provisions to the debt securities;

•	make any debt securities payable in money other than that stated in the indenture or the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

•	make any change in the ranking or priority of any debt securities that would adversely affect the holder of such debt securities.

The holders of at least a majority in principal amount of the outstanding debt securities may waive compliance by Broadridge with certain restrictive provisions of the indenture with respect to the debt securities. The holders of at least a majority in principal amount of the outstanding debt securities may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security.

Defeasance

Broadridge at any time may terminate all its obligations with respect to the debt securities of any series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of such series. Broadridge at any time may also terminate its obligations with respect to the debt securities of any series under the covenants described under “—Certain Covenants—Limitation on Liens,” “— Certain Covenants—Limitation on Sale and Leaseback Transactions,” and under clause (5) under “—Events of Default” which termination is referred to in this prospectus as “covenant defeasance.” Broadridge may exercise its legal defeasance option with respect to any series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities.

If Broadridge exercises its legal defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If Broadridge exercises its covenant defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clauses (5) and (6) under “—Events of Default.”

The legal defeasance option or the covenant defeasance option with respect to the debt securities of any series may be exercised only if:

(a)	Broadridge irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the debt securities being defeased to maturity,

(b)	no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit,

(c)	in the case of the legal defeasance option, Broadridge delivers to the trustee an opinion of counsel stating that:

(1)	Broadridge has received from the IRS a ruling, or

(2)	since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred,

(d)	in the case of the covenant defeasance option, Broadridge delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(e)	Broadridge delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of any series have been complied with as required by the indenture.

Discharge

When (i) Broadridge delivers to the trustee all outstanding debt securities of any series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Broadridge irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case Broadridge pays all other sums related to the debt securities of such series payable under the indenture by Broadridge, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on demand of Broadridge accompanied by an officers’ certificate and an opinion of counsel of Broadridge.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular debt securities will set forth the terms and conditions of the securities, including the public offering or purchase price and the proceeds to Broadridge from the sale, the expenses of the offering, the securities exchanges, if any, on which the debt securities will be listed and the other terms and conditions listed below.

If we use agents who we designate to solicit or receive offers to purchase the debt securities:

•

We will name any agent involved in offering or selling debt securities, and disclose any compensation (including discounts and commissions) that we will pay to the agent and commissions from purchasers of debt securities for whom such agent acts as an agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the debt securities that they offer or sell.

If we use an underwriter or underwriters in the offer or sale of our debt securities:

•	We will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the debt securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including all the compensation the underwriters and dealers will receive (including discounts and commissions and compensation from purchasers of debt securities for whom such underwriters or dealers act as agent), in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement to sell the debt securities.

•

Underwriters may offer and sell the debt securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

If we use a dealer to sell the debt securities:

•	We, as principal, will sell the debt securities to the dealer.

•	The dealer will then sell the debt securities to the public at varying prices that the dealer will determine at the time it sells our debt securities.

•

We will include the name of the dealer and the terms of our transactions with the dealer, including all the compensation (including discounts and commissions) the dealer will receive, in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may indemnify agents, underwriters, dealers and remarketing firms and their controlling persons against certain liabilities, including liabilities under the Securities Act. Such agents, underwriters, dealers, remarketing firms and their controlling persons may also be entitled to contribution with respect to payments they may be required to make in respect of those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the debt securities at the public offering price under contracts providing for payment and delivery on a future date.

•

If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

•	Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom offered debt securities are sold by us for public offering and sale may make a market in such offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Any underwriter may from time to time make loans to us and our subsidiaries or affiliates and may perform other services for us and our subsidiaries or affiliates in the normal course of their business, including investment banking, commercial banking and other financial services, for which they may receive customary compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York will pass upon legal matters relating to the validity of the securities offered in this prospectus for us.

EXPERTS

The combined financial statements and related financial statement schedule, incorporated in this prospectus by reference from Broadridge’s Form-10 as of June 30, 2006 and 2005 and for the years ended June 30, 2006, 2005 and 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and the preparation of the financial statements on a basis other than as if the Company had been operated as an unaffiliated company), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, the SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above.

We maintain an Internet site at www.broadridge.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference in this prospectus (except for any information included in such documents under Item 2.02 and Item 7.01 pursuant to Regulation FD, which shall not be deemed “filed” for any purpose):

•	our registration statement on Form 10 filed on December 19, 2006, as amended;

•	our current reports on Form 8-K filed on March 21, 2007 (except for information included therein under Item 7.01), April 2, 2007 and April 13, 2007; and

•	our quarterly report on Form 10-Q filed on May 15, 2007.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the registration statement of which this prospectus is a part ceases to be effective shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.broadridge.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address: Broadridge Financial Solutions, Inc., 2 Journal Square Plaza, Jersey City, NJ 07306, Attention: Investor Relations (telephone: 201-714-3000).